Exhibit 4.1

INDENTURE

Dated as of November 22, 2017

Among

FIVE POINT OPERATING COMPANY, LP,

FIVE POINT CAPITAL CORP.,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

7.875% SENIOR NOTES DUE 2025

TABLE OF CONTENTS

Appendix A	Provisions Relating to Initial Notes and Additional Notes
Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Future Guarantors

INDENTURE, dated as of November 22, 2017, among Five Point Operating Company, LP, a Delaware limited partnership (the “Issuer”), Five Point Capital Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors (as defined herein) party hereto and Wells Fargo Bank, National Association, as the trustee (“Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation and issue of $450,000,000 aggregate principal amount of 7.875% Senior Notes due 2025 (the “Initial Notes”); and

WHEREAS, the Issuers and each of the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness or preferred stock of any other Person existing at the time such other Person is acquired, merged, consolidated or amalgamated with or into or became (including by redesignation) a Restricted Subsidiary of such specified Person or that is assumed in connection with an acquisition of assets from such other Person, whether or not such Indebtedness or preferred stock is incurred or issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, being acquired or becoming a Restricted Subsidiary of, such specified Person or transferring assets to such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset (including Equity Interests) acquired by such specified Person;

provided that, for the avoidance of doubt, if such Indebtedness or preferred stock is redeemed, retired, or defeased (whether by covenant or legal defeasance) repurchased, discharged or otherwise repaid or acquired (or if irrevocable deposit has been made for the purpose of such repurchase, redemption, retirement, defeasance (whether covenant or legal), discharge or repayment or other acquisition) at the time, or substantially concurrently with the consummation, of the transaction by which such Person is merged, acquired, consolidated, liquidated or amalgamated with or into or became a Restricted Subsidiary (including by designation) of such specified Person, then such Indebtedness or preferred stock shall not constitute Acquired Debt. Acquired Debt shall be deemed to be incurred or issued on the date of the related acquisition of assets from a Person is merged, acquired, consolidated, liquidated or amalgamated with or into or the date a Person becomes a Restricted Subsidiary (including by designation).

“Additional Assets” means any property or assets to be used by, or useful to, the Issuer or any of the Restricted Subsidiaries in a Permitted Business.

“Additional Notes” means Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.10, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliated Homebuilder” means (a) Lennar Homes of California, Inc., (b) any other homebuilder as to which a director of Parent also serves as an executive officer or director, and (c) any direct or indirect parent or Subsidiary of an entity referred to in the foregoing clause (a) or (b).

“Agent” means any Registrar, co-registrar, Custodian, Transfer Agent, Paying Agent or additional paying agent.

“Alice Griffith LP Agreements” means (i) the Amended and Restated Agreement of Limited Partnership of Alice Griffith Phase I, L.P., dated as of February 1, 2015, by and among SFHDC Alice Griffith I LLC, Alice Griffith Phase 1 MBS GP, Inc., MBS ILP, Inc., AG Phase 1 SLP, LLC, RBC Tax Credit Equity, LLC and RBC Tax Credit Manager II, Inc., (ii) the Amended and Restated Agreement of Limited Partnership of Alice Griffith Phase II, L.P., dated as of February 1, 2015, by and among Tabernacle II, LLC, Alice Griffith Phase 2 MBS GP, Inc., MBS ILP, Inc., AG Phase 2 SLP, LLC, RBC Tax Credit Equity, LLC and RBC Tax Credit Manager II, Inc., (iii) the Amended and Restated Agreement of Limited Partnership of Alice Griffith 3A, L.P., dated as of February 1, 2016, by and among SFHDC Alice Griffith 3A LLC, Alice Griffith Phase 3A MBS GP, Inc., MBS ILP, Inc., AG Phase 3A SLP, LLC, RBC Tax Credit Equity, LLC and RBC Tax Credit Manager II, Inc., (iv) the Amended and Restated Agreement of Limited Partnership of Alice Griffith 3B, L.P., dated as of February 1, 2016, by and among SFHDC Alice Griffith 3B LLC, Alice Griffith Phase 3B MBS GP, Inc., MBS ILP, Inc., AG Phase 3B SLP, LLC, RBC Tax Credit Equity, LLC and RBC Tax Credit Manager II, Inc. and (v) the Amended and Restated Agreement of Limited Partnership of Alice Griffith 4, L.P., dated as of August 1, 2017, by and among Tabernacle V, LLC, Alice Griffith Phase 4 MBS GP, Inc., MBS ILP, Inc., AG Phase 4 SLP, LLC, RBC Tax Credit Equity, LLC and RBC Tax Credit Manager II, Inc., in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07(d)) of such Note at November 15, 2020, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) through November 15, 2020, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then-outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease (other than operating leases), conveyance or other disposition (including by merger, amalgamation, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, or any disposition that constitutes a Change of Control shall not constitute an Asset Sale and shall be governed by Section 4.15 and/or Section 5.01, as applicable, and not by Section 4.11; and

(2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any such Restricted Subsidiary (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or any of the Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $15.0 million;

(2) a transfer of assets (including through a merger, amalgamation or consolidation or similar transaction or other operation of law) between or among the Issuer and the Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary (a) to any other Restricted Subsidiary or to the Issuer, or (b) as part of or pursuant to an equity incentive plan, compensation plan or similar plan;

(4) the transfer, sale, exchange or other disposition of inventory, receivables, commercial properties, development rights, units, homes (including model homes), land, lots, entitlements or other assets or Equity Interests, in each case, in the ordinary course of business;

(5) the dedication, transfer, donation, exchange or other disposition of entitlements or other assets to governmental, regulatory or development authorities, sovereign bodies, homeowners or commercial property associations, community or conservancy groups, charities, trusts, or other similar organizations, in each case, in the ordinary course of business;

(6) any sale or other disposition (including abandonment) of damaged, worn-out, negligible, surplus or obsolete assets and any sale or other disposition of other assets that, in the judgment of the Issuer, are no longer economically practicable to maintain or useful in the business of the Issuer and the Restricted Subsidiaries;

(7) the sale or other disposition of Cash Equivalents in the ordinary course of business;

(8) a Restricted Payment, Permitted Investment or other investment or payment that does not violate Section 4.08;

(9) the unwinding of any Hedging Obligations;

(10) the licensing or sublicensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(11) the sale, lease, conveyance, disposition or other transfer of the securities or Indebtedness of, or any Investment in, any Unrestricted Subsidiary;

(12) surrender or waiver of contract rights or the settlement, release, recovery or surrender of contract, tort or other claims of any kind, or voluntary terminations of contracts, in each case, in the ordinary course of business;

(13) in the ordinary course of business, a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(14) leases or subleases, or assignments of leased facilities, to third persons in the ordinary course of business and any Guarantees of any such lease, in each case, that do not materially interfere with the business of the Issuer and the Restricted Subsidiaries;

(15) in the ordinary course of business, any exchange of assets (including a combination of assets and Cash Equivalents), or lease, assignment or sublease of any real or personal property, in exchange for assets or services (including in connection with any outsourcing arrangements) of comparable or greater Fair Market Value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(16) the creation or realization of a Lien to the extent that the granting of such Lien was not in violation of Section 4.13 and the exercise of remedies with respect thereto;

(17) the issuance of preferred stock of a Restricted Subsidiary pursuant to Section 4.10;

(18) the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries;

(19) solely for purposes of Section 4.11(a), the sale of interests in a joint venture or other development arrangement pursuant to customary put-call or buy-sell arrangements;

(20) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

(21) the transfer, sale or other disposition resulting from or in anticipation of any involuntary loss of title, involuntary loss or damage to or destruction of, or any foreclosures or governmental condemnations on or other taking of, assets;

(22) any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or any of the Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and, in each case, comprising all or a portion of the consideration in respect of such sale or acquisition;

(23) any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any of the Restricted Subsidiaries after the date of this Indenture otherwise permitted by this Indenture; and

(24) any transaction pursuant to the Issuer Organizational Documents, the Restricted Subsidiary Organizational Documents or the Development Agreements.

“Bankruptcy Law” means Title 11, U.S. Code as amended, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is defined in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the applicable place of payment. If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding Business Day.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, any lease that is properly accounted for by such Person as an operating lease as of the Issue Date and any similar lease entered into after the Issue Date by such Person shall be accounted for as an operating lease and not as a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) U.S. dollars or any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally Guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally Guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus of not less than $250.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and Indebtedness or preferred stock issued by Persons (other than Affiliates of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar funds investing in various asset classes;

(7) readily marketable direct obligations or other securities issued or fully Guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition; and

(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any Permitted Holders; or

(2) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than any Permitted Holders, becomes the Beneficial Owner of Voting Stock of the Issuer representing more than 50% of the voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer or any Parent, any merger, consolidation, amalgamation, liquidation or dissolution of the Issuer or any direct or indirect transfer of securities.

Notwithstanding the foregoing: (A) the term “Change of Control” shall not include any of the transactions described under Section 5.01(d); (B) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (C) Parent shall not itself be considered a “person” for the purpose of this definition, at any time when 50% or more of the total voting power of the Voting Stock of the Issuer is directly or indirectly beneficially owned by Parent (but in any event, for the avoidance of doubt, any Beneficial Owner of the Voting Stock of Parent shall be considered a “person” or “group”, as applicable, for the purpose of this definition).

“Co-Issuer” has the meaning set forth in the recitals hereto or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, without duplication, the sum of the amounts of Parent, the Issuer and the Restricted Subsidiaries (without giving effect to deductions for non-controlling or minority interests solely in the Issuer) for such period, determined on a consolidated basis in accordance with GAAP:

(i) Consolidated Net Income, plus

(ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus

(iii) Consolidated Interest Incurred, plus

(iv) all depreciation, and, without duplication, amortization (including capitalized interest amortized to cost of sales), plus

(v) any non-cash impairment charge or asset write-off reducing Net Income and not added back to Consolidated Net Income pursuant to clause (x) of the definition thereof; plus

(vi) all other non-cash items reducing Consolidated Net Income during such period, minus

(vii) all other non-cash items increasing Consolidated Net Income during such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Funded Indebtedness” means, with respect to any determination date, for Parent, the Issuer and the Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of:

(i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (excluding surety and appeal bonds, performance bonds and other bonds of a like nature and any Guarantees in replacement, or in lieu, thereof), debentures, notes, loan agreements or other similar instruments (including Obligations hereunder);

(ii) all purchase money Indebtedness;

(iii) all direct obligations arising under letters of credit (including standby and commercial letters of credit, but excluding Performance Letters of Credit and any surety and appeal bonds, performance bonds and other bonds of a like nature and any Guarantees in replacement, or in lieu, thereof), bankers’ acceptances, bank guaranties and similar instruments;

(iv) all obligations in respect of the deferred purchase price of property or services (excluding (i) accounts payable, expense accruals and deferred compensation items incurred in the ordinary course of business, and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and such obligation is not paid by or on behalf of such Person after becoming due and payable);

(v) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (iv) above of Persons other than the Issuer or any Restricted Subsidiary (excluding the Customary Non-Recourse Guarantee Exceptions); and

(vi) all Indebtedness of the types referred to in clauses (i) through (v) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Issuer or a Restricted Subsidiary is a general partner or joint venturer, unless and to the extent such Indebtedness is expressly made non-recourse to the Issuer or such Restricted Subsidiary.

Notwithstanding (but without duplication of) the foregoing, “Consolidated Funded Indebtedness” (i) shall not include any obligation or liability in connection with (A) the Promissory Note dated November 13, 2014 made by CP Development Co., LP in favor of Macerich Management Company or (B) any Non-Recourse Debt, and (ii) shall include reimbursement obligations owing by The Shipyard Communities, LLC (“TSC”) in respect of the Issuer’s “EB-5 Program” pursuant to (A) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and CP/HPS Development Co.-C, LLC, (B) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and HPS Vertical Development Co.-D/E, LLC and (C) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and CP Vertical Development Co. 1, LLC.

“Consolidated Income Tax Expense” means, for any period, the income tax expense of Parent, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” means, for any period, without duplication, the aggregate amount of the following for Parent, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for the Issuer and the Restricted Subsidiaries for such period (including imputed interest included on Capital Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense, in each case, other than (x) interest and other charges amortized to cost of sales, (y) any non-cash expense attributable to mark-to-market valuation of Hedging Obligations or other derivative instruments and (z) the amortization or write-off of deferred financing and issuance costs and excluding commitment fees, underwriting or placement fees, debt issuance costs or fees, redemption, repurchase or prepayment premiums and other transaction expenses, costs or fees) and includes, with respect to the Issuer and the Restricted Subsidiaries, without duplication, all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Issuer or a Restricted Subsidiary under any Guarantee of Indebtedness (including a Guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of cash dividends or distributions on Disqualified Stock of the Issuer or preferred stock of the Restricted Subsidiaries (other than to the Issuer or another Restricted Subsidiary) whether or not declared during such period.

“Consolidated Leverage Ratio” means, with respect to any determination date, the ratio of (a)(i) Consolidated Funded Indebtedness as of such date to (b)(i) Consolidated Funded Indebtedness as of such date plus (ii) Consolidated Tangible Net Worth as of such date. The Consolidated Leverage Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, for any period, without duplication, the aggregate Net Income of Parent, the Issuer and the Restricted Subsidiaries (without giving effect to deductions for non-controlling or minority interests solely in the Issuer) for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such Net Income (to the extent otherwise included therein):

(i) the Net Income of any Person (other than the Issuer or a Restricted Subsidiary) in which any Person (including an Unrestricted Subsidiary) other than the Issuer or any Restricted Subsidiary has an ownership interest, except to the extent that any such Net Income has actually been received by the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;

(ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the Net Income of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(iii) solely for the purpose of determining the Cumulative Buildup Basket, the Net Income (but not loss) of any Restricted Subsidiary (other than a Guarantor) only to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or law applicable to that Restricted Subsidiary during such period, in each case, after giving effect to any waiver, amendment, consent, release or repayment under or with respect to such charter or any agreement, instrument, judgment, decree, order, statute, rule, governmental regulation or law;

(iv) the gains and losses realized during such period by the Issuer or any of the Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Issuer or extinguishment of Indebtedness of the Issuer or any of the Restricted Subsidiaries, (b) Asset Sales by the Issuer or any of the Restricted Subsidiaries and (c) other extraordinary, non-recurring or unusual items realized by the Issuer or any of the Restricted Subsidiaries;

(v) any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(vi) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(vii) the cumulative effect of a change in accounting principles;

(viii) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees;

(ix) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from hedge agreements for currency exchange risk);

(x) any non-cash impairment charge or asset write-off, in each case, other than related to real estate assets; and

(xi) any expenses or charges related to any Equity Offering, Permitted Investment, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence or issuance of Indebtedness or preferred stock permitted to be incurred or issued by this Indenture (including a refinancing thereof) (whether or not successful), including (x) fees, expenses or charges related to the offering of the Notes and (y) any amendment or other modification of the Notes, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income.

Any cash amounts dividended, distributed, loaned or otherwise transferred to Parent by the Issuer or the Restricted Subsidiaries pursuant to Section 4.08(b)(8) (without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Issuer and/or the Restricted Subsidiaries), shall be deducted in calculating Consolidated Net Income.

“Consolidated Tangible Assets” means, with respect to any determination date, (a) the total amount of assets of Parent, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (b) Intangible Assets, in each case, as reflected on the consolidated balance sheet of Parent, the Issuer and the Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date, less (c) assets securing Non-Recourse Debt up to the amount of such Non-Recourse Debt. Consolidated Tangible Assets shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Tangible Net Worth” means, with respect to any determination date, for Parent, the Issuer and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, Shareholders’ Equity of Parent, the Issuer and the Restricted Subsidiaries on that date minus the Intangible Assets of Parent, the Issuer and the Restricted Subsidiaries on that date.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to this Indenture is administered, which at the date of this Indenture is located, (i) for purposes of Agent services and transfers, exchanges or surrender of the Notes or for presentment of Notes for final payment thereon, at Wells Fargo Bank, National Association, as Trustee and Registrar – 600 S. 4th Street, 7th Floor, Minneapolis, MN 55415, MAC: N9300-070, Attention: Corporate Trust Operations, Telephone No.: (877) 872-4605, Fax No.: (866) 969-1290, Email: bondholdercommunications@wellsfargo.com and (ii) for all other purposes, at Wells Fargo Bank, National Association, Corporate Municipal and Escrow Services, 333 S. Grand Avenue, 5th Floor, Suite 5A, Los Angeles, CA 90071, Fax: 213-253-7598, Attention: Administrator – Five Point Operating Company, or such other address as the Trustee shall designate.

“Credit Agreement” means the Credit Agreement dated as of April 18, 2017 by and among Five Point Operating Company, LLC, ZB, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer, and the other lenders from time to time party thereto, as amended by the First Amendment to Credit Agreement, dated as of November 8, 2017, as amended, restated or otherwise modified from time to time.

“Credit Facilities” means one or more debt facilities, commercial paper facilities or debt securities or other forms of debt financing, in each case, with banks, institutional investors or other lenders or credit providers or a trustee providing for the revolving credit loans, term loans, project loans, construction loans and mini-permanent and permanent loans with respect thereto, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, Guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and, in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder (provided that such increase in borrowings is permitted by Section 4.10), extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Custodian” means, with respect to the Notes in global form, the Trustee, as custodian or any successor entity thereto.

“Customary Non-Recourse Guarantee Exceptions” means (a) indemnities and limited contingent Guarantees as are consistent with customary industry practice (such as to pay post-default interest, environmental warranties and indemnities and recourse triggers based on violation of transfer or debt incurrence restrictions or failure to qualify as a special purpose entity and indemnities for and liabilities arising from fraud, misrepresentation, gross negligence, willful misconduct, illegal acts, misapplication or non-payment of deposits, rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, failure to obtain and maintain insurance or to pay taxes, waste and mechanics’ liens or similar “bad boy” Guarantees), (b) a voluntary bankruptcy filing (or similar filing or action) or involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or Guarantees in non-recourse financings of real estate, (c) performance and completion Guarantees, (d) financial Guarantees by the Issuer or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 4.10 and (e) Liens on assets of the Issuer or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 4.13.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“defeasance” means legal defeasance or covenant defeasance.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if applicable) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, a Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Development Agreements” means (i) the JV Documents, (ii) the Participation Agreements, (iii) the Macerich JV Documents, (iv) the Alice Griffith LP Agreements, (v) the Fourth Amended and Restated Limited Liability Company Agreement of Heritage Fields, LLC, (vi) the Limited Liability Company Agreement of Five Point Office Venture Holdings I, LLC, and (vii) any agreement relating to the ownership, operation, development or management of real estate within a Five Point Community, in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)) or (iii) redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, (w) any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Person that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or a fundamental change or similar provision shall not constitute Disqualified Stock if the change of control provisions or asset sale provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants described under Section 4.11 and Section 4.15, as applicable, and such Capital Stock specifically provides that the Issuer or the Restricted Subsidiaries, as applicable, shall not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Issuer’s repurchase of Notes pursuant to the covenants described under Section 4.11 and Section 4.15, as applicable, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under Section 4.08 shall not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock and for the avoidance of doubt, phantom stock or deferred stock units issued as compensation).

“Equity Offering” means a public or private offering, issuance or sale for cash by the Issuer or Parent, as applicable, after the Issue Date of its Capital Stock (other than Disqualified Stock) (in the case of an offering, issuance or sale by Parent, to the extent the cash proceeds therefrom are contributed to any of the Issuer or a Restricted Subsidiary), other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Restricted Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means cash or Cash Equivalents received by the Issuer as capital contributions to its common equity (other than through the issuance of Disqualified Stock) or from the issuance or sale (other than to a Restricted Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Restricted Subsidiary) of Capital Stock of the Issuer (other than Disqualified Stock), in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate.

“Existing Indebtedness” means Indebtedness or preferred stock of the Issuer and the Restricted Subsidiaries existing on the Issue Date or otherwise described in the Issuer Organizational Documents or the Restricted Subsidiary Organizational Documents.

“Fair Market Value” means the value that would be paid (taking into account any liabilities being transferred) by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Issuer.

“Five Point Community” means a master planned community, the development of which is managed or controlled by the Issuer or any of the Restricted Subsidiaries.

“Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date (the “Four-Quarter Period”) to (ii) the aggregate Consolidated Interest Incurred for such Four-Quarter Period; provided that:

(i) with respect to any Indebtedness incurred since the beginning of such Four-Quarter Period, including on the date of determination, such Indebtedness shall be assumed to have been incurred as of the first day of such Four-Quarter Period; provided, however, that the pro forma calculation of Consolidated Interest Incurred shall not give effect to any Indebtedness incurred on the date of determination pursuant to Section 4.10(b); provided, further, however, that for purposes of the calculation of the Fixed Charge Coverage Ratio in Section 4.10(b)(11), the Indebtedness to be incurred under Section 4.10(b)(11) that is giving rise to the need to calculate the Fixed Charge Coverage Ratio shall be given effect;

(ii) with respect to Indebtedness discharged, defeased or repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) since the beginning of such Four-Quarter Period, including on the date of determination, such Indebtedness shall be assumed to have been repaid on the first day of such Four-Quarter Period; provided, however, that the pro forma calculation of Consolidated Interest Incurred shall not give effect to such discharge, defeasance or repayment on the date of determination of any Indebtedness to the extent such discharge, defeasance or repayment results from the proceeds of Indebtedness incurred on the date of determination pursuant to Section 4.10(b);

(iii) with respect to the incurrence of any Acquired Debt since the beginning of such Four-Quarter Period, such Indebtedness and any proceeds therefrom shall be assumed to have been incurred and applied as of the first day of such Four-Quarter Period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such incurrence, becomes a Restricted Subsidiary or is merged with or into the Issuer or one of the Issuer’s Restricted Subsidiaries or whose assets are acquired, shall be included, on a pro forma basis (including any acquisition made by such Person during the Four-Quarter Period), in the calculation of the Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such Four-Quarter Period (without giving effect to clause (ii) of the definition of Consolidated Net Income);

(iv) with respect to any other transaction pursuant to which any Person becomes a Restricted Subsidiary (including the designation of an Unrestricted Subsidiary as a Restricted Subsidiary) or is merged or amalgamated with or into the Issuer or one of the Issuer’s Restricted Subsidiaries or pursuant to which any Person’s assets are acquired since the beginning of such Four-Quarter Period, such Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction (including any acquisition made by such Person during the Four-Quarter Period) had occurred on the first day of such Four-Quarter Period (without giving effect to clause (ii) of the definition of Consolidated Net Income); and

(v) with respect to any discontinuation of any discontinued operations, pro forma effect shall be given, but, in the case of Consolidated Interest Incurred, only to the extent that the obligations giving rise to the Consolidated Interest Incurred shall not be obligations of the Issuer or any of the Restricted Subsidiaries following the transaction date.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period. If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations, in each case, with respect to an operating unit of a business, and operational changes, that any Issuer or Restricted Subsidiary has made after the Issue Date and during the Four-Quarter Period or subsequent to such period and on or prior to or simultaneously with the transaction date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and operational changes (and the change in Consolidated Cash Flow Available for Fixed Charges resulting therefrom) had occurred on the first day of the Four-Quarter Period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case, with respect to an operating unit of a business, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable Four-Quarter Period.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a Guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term “Guarantee” shall not include Liens permitted by clause (n) of the definition of Permitted Liens.

“Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements, commodity swap agreements, commodity cap agreements and commodity collar agreements;

(2) other agreements or arrangements designed to manage, transfer or mitigate interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against, or transfer or mitigate, fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“incur” (and derivatives thereof, including “issue”) means to, directly or indirectly, create, incur, assume, issue, Guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that the accrual of interest or dividends, the accretion or amortization of original issue discount or liquidation preference, the payment of interest or dividends on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or any other obligation as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock.

“Indebtedness” means, with respect to any specified Person at any date, without duplication:

(i) all indebtedness of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds (excluding surety and appeal bonds, performance bonds and other bonds of a like nature and any Guarantees in replacement, or in lieu, thereof), debentures, notes or other similar instruments (including a purchase money obligation given in connection with the acquisition of any business, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP));

(iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued in connection with trade payables and for the benefit of, and Performance Letters of Credit, surety, appeal, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person);

(iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by this Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by this Indenture);

(v) all Capital Lease Obligations of such Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP;

(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person to the extent of the Fair Market Value of such asset (other than a Lien permitted by clause (n) of the definition of Permitted Liens);

(vii) all Indebtedness of other Persons Guaranteed by, or otherwise the liability of, such Person to the extent of such Guarantee or liability (excluding Permitted Non-Recourse Guarantees until such time as they become primary obligations of, and payments are due and required to be made thereunder by, such Person or any of the Restricted Subsidiaries); and

(viii) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock shall equal the voluntary or involuntary liquidation preference);

provided, that Indebtedness shall not include (A) accrued expenses, accounts payable, trade and other ordinary course payables, liabilities related to inventory not owned, customer deposits or deferred income taxes or liabilities arising in the ordinary course of business, completion Guarantees entered into in the ordinary course of business, contingent obligations incurred in the ordinary course of business, deferred or prepaid revenues, intercompany liabilities arising in the ordinary course of business, obligations in respect of cash management arrangements, obligations in respect of employee deferred compensation and benefit plans, any balance deferred and unpaid of the purchase price of any property, any obligation payable solely through the issuance of Equity Interests, any earn-out obligation or similar profit sharing arrangement, or Indebtedness that has been defeased, discharged, redeemed or otherwise acquired (or if an irrevocable deposit has been made in furtherance of any such defeasance, discharge, call for redemption or acquisition), or (B) any obligation or liability in connection with the Promissory Note dated November 13, 2014 made by CP Development Co., LP in favor of Macerich Management Company.

The amount of Indebtedness of any Person at any date shall be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the outstanding balance at such date of all unconditional obligations as described above;

(c) the maximum liability of such Person for any contingent obligations under clause (vii) above;

(d) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(e) in the case of clause (vi) above (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (1) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) amount of the Indebtedness secured;

(f) calculated without giving effect to any increase or decrease as a result of any embedded derivative created by the terms of such Indebtedness; and

(g) obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within ten business days.

“Indenture” means this Indenture dated as of November 22, 2017, among the Issuers, the Guarantors party hereto and Wells Fargo Bank, National Association, as the Trustee, as amended or supplemented from time to time.

“Independent Qualified Party” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing in the United States that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Issuer.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Comerica Securities, Inc.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means May 15 and November 15 of each year until the stated maturity of the Notes, commencing, with respect to the Initial Notes, on May 15, 2018.

“Intangible Assets” of the Issuer means the amount (to the extent reflected in determining consolidated stockholders’, partners’ or members’ equity) of:

(1) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Issuer or any Restricted Subsidiary; and

(2) all goodwill, trade names, trademarks, patents, service marks, copyrights and all other like intangibles; provided, however, that intangible assets resulting from the application of Statement of Financial Accounting Standards No. 141 to the leased portions of acquired real estate assets shall not be considered Intangible Assets for purposes of this definition;

provided, however, that the term “Intangible Assets” shall not include intangible assets attributed to the incentive compensation provisions of the Amended and Restated Development Management Agreement, dated as of May 2, 2016, by and among Heritage Fields El Toro, LLC, Five Point Communities, LP and Five Point Communities Management, Inc., as it may be amended, restated, replaced, or otherwise modified from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, and BBB- (or the equivalent), in the case of S&P, or an equivalent rating in the case of any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel, relocation and similar advances to officers, directors and employees and (ii) trade debt, receivables and advances to customers, in each case, made in the ordinary course of business), purchases or acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding, for the avoidance of doubt, descriptions in the notes thereto) prepared in accordance with GAAP. The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns of such Investment (including returns of principal and proceeds of sale).

For purposes of Section 4.08 and Section 4.17:

(1) upon a redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Issuer and the Restricted Subsidiaries shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the aggregate “Investment” of the Issuer and the Restricted Subsidiaries in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer; and

(3) if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means November 22, 2017.

“Issuer” has the meaning set forth in the recitals hereto or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Issuer Order” or “Issuer Request” means a written order or request of the Issuer, signed by an Officer of the Issuer, and delivered to the Trustee.

“Issuers” has the meaning set forth in the recitals hereto or any successor obligors to their respective obligations under this Indenture and the Notes pursuant to Article 5.

“Issuer Organizational Documents” means (i) the Limited Partnership Agreement of the Issuer, and (ii) the Tax Receivable Agreement, in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not materially adverse to Holders.

“JV Documents” means the articles of incorporation, certificate of formation, certificate of incorporation, charter, bylaws, articles of formation, articles of organization, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement, shareholders agreement, joint venture agreement and all other similar documents, instruments or certificates of or relating to the governance or management of any Person (other than the Issuer and the Restricted Subsidiaries) that owns or controls any real property within a Five Point Community and in which the Issuer or any Restricted Subsidiary owns an interest or is otherwise bound, in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, that has not been terminated or released.

“Limited Condition Acquisition” means any acquisition or other Investment, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of the Restricted Subsidiaries, with respect to which the Issuer or such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, financing from a third party non-Affiliate.

“Macerich JV Documents” means (i) the Agreement Regarding Mall Venture, dated May 2, 2016, by and among The Shipyard Communities, LLC, Five Point Holdings, LLC, Five Point Operating Company, LLC, CPHP Development, LLC, Lennar Corporation and HPSCP Opportunities, L.P., (ii) the Development and Acquisition Agreement (Candlestick Point Retail Project), dated November 13, 2014, by and between Candlestick Center LLC, a Delaware limited liability company, and CP Development Co., LP, a Delaware limited partnership, as amended and supplemented by letter agreements dated January 30, 2015 and March 19, 2015, including attachments thereto, (iii) the Development Services Agreement (Candlestick Point Retail Project), dated November 13, 2014, by and between Candlestick Center LLC, a Delaware limited liability company, and CP Development Co., LP, a Delaware limited partnership, and (iv) the First Amended Limited Liability Company Operating Agreement of Candlestick Center LLC, dated March 19, 2015, by and between CAM Candlestick LLC, a Delaware limited liability company, and Candlestick Retail Member, LLC, a Delaware limited liability company, in each case as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange, The Nasdaq Stock Market or the NYSE American or covered by at least two reputable market makers.

“Material Assets” means any assets of Parent other than any (a) Equity Interests in the Issuer or any Equity Interests in any wholly owned subsidiary of Parent that owns an Equity Interest in the Issuer, (b) cash or Cash Equivalents received as a distribution or payment from the Issuer pursuant to the Issuer’s Organizational Documents and any intercompany receivable or other asset arising as a result of one or more loans from Parent to the Issuer or any Restricted Subsidiary of all or any portion of such cash or Cash Equivalents received as such distribution or payment, (c) immaterial personal property assets which are owned by Parent in the ordinary course of its business and are incidental to Parent’s ownership of the Issuer, (d) assets, the economic benefits and burdens of which are otherwise vested in the Issuer, whether through assignment, mortgage loan or otherwise, or (e) assets expressly disclosed by separate line item on Parent’s quarterly financial statements for the period of ending as of September 30, 2017.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Net Income” means, with respect to any specified Person, such Person’s net income (loss) attributable to owners, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting, investment banking and other professional and transactional fees and selling expenses (including broker’s and other sales fees and commissions), payments made in order to obtain a necessary consent or required by applicable law, sales commissions, any relocation expenses incurred as a result of the Asset Sale and taxes paid or payable (or the comparable tax distributions to be made) as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer and other similar taxes, in each case, after taking into account:

(1) any available tax credits or deductions and any tax sharing arrangements;

(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, established in accordance with GAAP;

(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or other development arrangements as a result of such Asset Sale; and

(6) in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of a dividend or distribution to its stockholders or members or other equity holders, as applicable, from any cash proceeds of such Asset Sale, the amount of dividends or distributions paid to any such stockholder or member or other equity holder, as applicable, other than the Issuer or any Restricted Subsidiary;

provided, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price or similar adjustment shall be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Proceeds only at such time as it is so converted.

“Newhall Buildout Date” means the date on which the first sale of graded and entitled land has been consummated at Newhall Ranch.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means:

(1) with respect to any SPE, Indebtedness for which the creditor thereof does not have recourse to assets for collection of principal and interest on such Indebtedness other than the assets of any SPE and its Subsidiaries; and

(2) any other Indebtedness:

(a) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in each case, Indebtedness secured by Liens permitted by clause (n) of the definition of Permitted Liens;

(b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(c) for which any Liens securing such Indebtedness do not encumber any property of the Issuer or any Restricted Subsidiary, and as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they shall not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary, other than the Equity Interests of an Unrestricted Subsidiary or joint venture owned by the Issuer or the Restricted Subsidiaries;

provided, that, notwithstanding the foregoing, (i) such Indebtedness shall have been incurred for the purpose of developing commercial and multi-family income-producing properties, (ii) Permitted Non-Recourse Guarantees also shall constitute Non-Recourse Debt and (iii) Non-Recourse Debt shall not lose its character as such because there is recourse to the Issuer or any Restricted Subsidiary for or in respect of the Customary Non-Recourse Guarantee Exceptions.

“Note Guarantee” means the Guarantee by any Guarantor of the Issuers’ obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, damages and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the final offering memorandum, dated November 17, 2017, relating to the offer and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Regional President, the Chief Financial Officer, the Chief Legal Officer, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Treasurer of such Person or, in the event that such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person. Unless the context otherwise requires, “Officer’s Certificate” refers to an Officer’s Certificate of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or Co-Issuer, or other counsel who is reasonably acceptable to the Trustee.

“ordinary course of business” means, with respect to the Issuer and the Restricted Subsidiaries, the conduct of any Permitted Business, and any activities that are necessary or incidental for such business.

“Parent” means Five Point Holdings, LLC, a Delaware limited liability company, and any other direct or indirect parent entity of the Issuer.

“Participation Agreements” means (i) the Option for Cash Flow Participation Agreement, dated as of December 29, 2010, by and among Lehman Brothers Holdings, Inc., Heritage Fields El Toro, LLC and the joinder parties party thereto, as assigned to Heritage Fields, LLC pursuant to that certain Assignment and Assumption Agreement, dated June 9, 2015, by and between Lehman Brothers Holdings, Inc. and Heritage Fields, LLC, (ii) the Cash Flow Participation Agreement, dated as of December 29, 2010, by and among Heritage Fields El Toro, LLC and El Toro, LLC c/o PCCP, and the joinder parties party thereto, (iii) the Commercial Development Sub-Management Agreement, dated as of December 29, 2010, by and between Heritage Fields El Toro, LLC and LNR HF II, LLC, (iv) the Revenue Participation Agreement, dated as of November 5, 2010, by and among Nuquest Ventures, LLC, ET Advisors, Heritage Fields, LLC and Heritage Fields El Toro, LLC, (v) General Agreement for Consulting Services, dated as of June 1, 2012, between Heritage Fields El Toro, LLC and Gibs & Associates (relating to two elementary schools within the Irvine Unified School District) and (vi) General Agreement for Consulting Services, dated June as of 1, 2012, between Heritage Fields El Toro, LLC and Gibs & Associates (relating to a high school within the Irvine Unified School District), in each case, as amended, restated, replaced, or otherwise modified from time to time in a manner not prohibited by this Indenture.

“Performance Letter of Credit” means a letter of credit issued to insure (i) the completion of improvements and infrastructure; (ii) maintenance of improvements and infrastructure; or (iii) other similar obligations incurred in the ordinary course of business, in each case, only to the extent such letter of credit does not insure obligations constituting Indebtedness.

“Permitted Business” means (i) any business engaged in by the Issuer or any of the Restricted Subsidiaries or joint ventures on the Issue Date, either directly or indirectly through investments in other entities, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses described in clause (i) of this definition (including complementary leisure and entertainment facilities and activities, and activities relating to environmental mitigation, cultural awareness or legal or regulatory compliance, whether or not conducted within a Five Point Community), (iii) any business or other activities in the real estate development or community planning industries, including for the avoidance of doubt, property management, community services, hotel and casino ownership, hotel management, commercial property development and/or fund management related to commercial and/or residential real estate, and (iv) solely for purposes of Section 4.14, licensing, sublicensing, contributing to joint ventures or other forms of exploiting for value the trade names, trademarks, patents, service marks, copyrights and all other like intangibles of the Issuer and its Subsidiaries.

“Permitted Business Investments” means Investments and expenditures made in a Permitted Business as a means of directly or indirectly acquiring or developing land or any other real property interests through agreements, transactions, interests or arrangements that, among other things, permit a Person to share (or have the effect of sharing) risks or costs, to participate in (or have the effect of participating in) the economics of land or real property or development projects or to comply with any regulatory agreements or requirements, including (a) co-tenancies, co-ownerships and the holding of ownership interests through nominee companies to hold title to land or other real property interests, (b) Investments in the form of or pursuant to joint development agreements, partnership agreements, limited liability company agreements, trust agreements, joint venture agreements, purchase or buy/sell agreements or other similar agreements with third parties, including increases in ownership interests or prior Investments by way of acquisition, (c) Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies, and (d) Investments pursuant to any Development Agreement.

“Permitted Holders” means (i) Lennar Corporation and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which Lennar Corporation is a member and has Beneficial Ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such group.

“Permitted Investments” means:

(1) any Investment in Cash Equivalents;

(2) any Investment in (a) the Issuer or any Restricted Subsidiary or (b) any Person that becomes (including by designation) a Restricted Subsidiary as a result of such Investment or that is consolidated, amalgamated or merged with or into, or transfers or conveys all or substantially all of the assets of it or an operating unit, division or line of business to, or is liquidated or dissolved into, an Issuer or a Restricted Subsidiary;

(3) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 or any other disposition not constituting an Asset Sale;

(4) any Investment solely in exchange for the issuance of Equity Interests of the Issuer (other than Disqualified Stock) or Parent or from the contribution of common equity capital; provided, that such Equity Interests shall not increase the amount available for Restricted Payments under the Cumulative Buildup Basket;

(5) any Investments received or required to be made in compromise, settlement or resolution of (A) obligations or accounts of trade creditors or customers that were incurred, or receivables created or acquired, in the ordinary course of business of the Issuer or any Restricted Subsidiary, or claims or judgments owed to the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(6) Investments represented by Hedging Obligations otherwise permitted by the terms of this Indenture;

(7) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case, incurred in the ordinary course of business;

(8) Investments in receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(10) loans or advances to and Guarantees provided for the benefit of directors, officers, employees, agents or consultants made in the ordinary course of business of the Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(11) (i) Investments existing as of the Issue Date, (ii) Investments made pursuant to a binding commitment existing on the Issue Date or (iii) Investments consisting of any extension, modification, replacement or renewal of any Investment described in clause (i) or (ii) (excluding any such extension, modification, replacement or renewal involving additional advances, contributions or other Investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest, dividends or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified, replaced or renewed);

(12) Investments in joint ventures, partnerships or other entities to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties set forth in the documents governing such joint venture, partnership or other entity and similar binding arrangements in the ordinary course of business;

(13) advances, loans or extensions of trade credit and credit in connection with the sale of lots, asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case, in the ordinary course of business;

(14) any Investment in any entity or purchase of a business or assets, in each case, owned (or previously owned) by a customer of the Issuer or any Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with the Issuer or any such Restricted Subsidiary, in each case, in the ordinary course of business;

(15) Guarantee obligations, including completion Guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(16) Investments in any Restricted Subsidiary or joint venture or other development arrangement engaged in a Permitted Business in connection with intercompany cash management arrangements in the ordinary course of business;

(17) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(18) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided, in each case, that the amount of such Investment is not increased thereby;

(19) Guarantees otherwise permitted by the terms of this Indenture, including Permitted Non-Recourse Guarantees and other Guarantees and similar arrangements supporting Non-Recourse Debt (including of the type described in the definition of Customary Non-Recourse Guarantee Exceptions);

(20) Investments consisting of purchases and acquisitions of supplies, material or equipment or the licenses or contribution of intellectual property in the ordinary course of business pursuant to joint marketing, joint development or similar arrangements with other Persons;

(21) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance and completion Guarantees, in each case, in the ordinary course of business;

(22) Permitted Business Investments;

(23) Investments resulting from liens, pledges and deposits permitted under the definition of “Permitted Liens”;

(24) other Investments in Permitted Businesses having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, after giving effect to any return of any Investments previously made pursuant to this clause (24) received by the Issuer or any of the Restricted Subsidiaries, not to exceed the greater of $25.0 million and 1.0% of Consolidated Tangible Assets; and

(25) repurchases of the Notes (and the Note Guarantees) or any other securities or Indebtedness of the Issuer or any Restricted Subsidiary.

“Permitted Liens” means:

(a)	Liens in favor of the Issuer or the Restricted Subsidiaries;

(b)	Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds, completion bonds, completion Guarantees or other obligations of a like nature incurred in the ordinary course of business;

(c)	Liens to secure Indebtedness incurred pursuant to Section 4.10(b)(4) covering only the assets acquired, designed, constructed, leased, installed, developed, expanded, renovated, repaired or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, or floating charges securing such Indebtedness; provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender;

(d)	Liens existing on the Issue Date (other than Liens (if any) securing Indebtedness incurred pursuant to Section 4.10(b)(1));

(e)	Liens for taxes, assessments or other governmental charges or other governmental or development agency claims or levies (including for mello-roos, community facilities districts and tax increment financing) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(f)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, workmen’s, construction contractors’, laborers’, employees’, suppliers’ and mechanics’ Liens and other similar Liens, in each case, incurred in the ordinary course of business;

(g)	survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, support, sewers, gas, electric lines, telecommunication and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and the Subsidiaries, taken as a whole, whether registered or unregistered;

(h)	Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(i)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture if the Indebtedness to be refinanced was secured by a Lien (other than pursuant to clauses (y) and (dd) of this definition); provided, however, that:

(i)	the new Lien shall be limited to all or part of the same property and assets (or in the case of accounts receivable, inventory, other current assets or other assets that are continually disposed of and replaced, of the same type of property and assets) securing the original Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom), and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness; and

(ii)	the Permitted Refinancing Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the original Indebtedness, plus accrued interest thereon and (y) an amount necessary to pay all fees, commissions, discounts and expenses, including premiums and defeasance, discharge, repurchase, repayment, redemption, tender, consent and similar costs, underwriting discounts and fees and original issue discount incurred, related to such renewal, refunding, refinancing, replacement, defeasance, tender or discharge;

(j)	Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory or regulatory obligations (including any warranty obligations), surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, utility services, developer’s or others’ obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations), in each case, incurred in the ordinary course of business;

(k)	leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(l)	Liens securing Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

(m)	Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(n)	Liens on Equity Interests of a joint venture that secure Indebtedness or other obligations of such joint venture;

(o)	rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by the Issuer or any Subsidiary of the Issuer;

(p)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(q)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and any Restricted Subsidiary in the ordinary course of business;

(r)	deposits made in the ordinary course of business to secure liability to insurance carriers (including title insurance);

(s)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(t)	Liens arising out of contractual set-off rights, advancements or conditional sale, title retention, consignment or similar arrangements for the sale of inventory or other goods, in each case, entered into in the ordinary course of business;

(u)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(v)	pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of real estate development;

(w)	Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture, development or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Issuer or any Subsidiary of the Issuer of the Capital Stock of any Subsidiary of the Issuer, or any operating unit, division or line of business of the Issuer or any Subsidiary of the Issuer permitted by this Indenture; provided that, in each case, such Liens shall extend only to the relevant Capital Stock;

(x)	Liens securing obligations of the Issuer or any Restricted Subsidiary to any third party in connection with any option, repurchase right, right of first refusal or right of first offer to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Issuer or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Issuer or any Restricted Subsidiary and property belonging to such third parties, in each case, entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(y)	Liens securing Indebtedness of the type permitted to be incurred pursuant to Section 4.10(b)(1) up to the amount of Indebtedness permitted to be incurred under such Section 4.10(b)(1);

(z)	Liens on property or assets of a Person existing at the time such Person is merged or amalgamated with or into, consolidated with or acquired by the Issuer or any Subsidiary the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, amalgamated into, consolidated with or acquired by the Issuer or such Subsidiary, and other than pursuant to customary after-acquired property clauses;

(aa)	Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation, arrangement or consolidation with or into the Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries;

(bb)	Liens on cash collateral issued to assure payment of obligations under letters of credit securing obligations permitted to be incurred pursuant to Section 4.10(b)(7);

(cc)	Liens for homeowners and similar association fees, assessments and other payments;

(dd)	Liens securing Non-Recourse Debt;

(ee)	any interest in or title of a lessor or sublessor to property subject to any (a) Capitalized Lease Obligations incurred in compliance with the provisions of this Indenture or (b) any lease or sublease;

(ff)	Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Issuer or one or more Restricted Subsidiaries;

(gg)	Liens securing construction loans in respect of commercial and multi-family income-producing properties incurred in the ordinary course of business; and

(hh)	other Liens securing Indebtedness in an aggregate principal amount not to exceed the greater of $25.0 million and 1.0% of Consolidated Tangible Assets at any one time outstanding.

References to Section 4.10(b) in this definition shall continue to apply after delivery of a Covenant Suspension Event Notice pursuant to a Covenant Suspension Event.

“Permitted Non-Recourse Guarantees” means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out Guarantees) provided in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Capital Stock) of a joint venture, operator or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture, operator or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Issuer or any of the Restricted Subsidiaries; provided that Permitted Non-Recourse Guarantees shall not lose their character as such because there is recourse to the Issuer or any Restricted Subsidiary for or in respect of the Customary Non-Recourse Guarantee Exceptions.

“Permitted Refinancing Indebtedness” means any Indebtedness or preferred stock of the Issuer or any Restricted Subsidiary issued in exchange for, or incurred to extend, renew, refund, refinance, replace, defease or discharge, other Indebtedness or preferred stock of the Issuer or any Restricted Subsidiary (other than intercompany Indebtedness or preferred stock); provided that:

(1) the principal amount (or accreted value, if applicable) or liquidation value, as applicable, of such Permitted Refinancing Indebtedness does not exceed the sum of the principal amount (or accreted value, if applicable) or liquidation value, as applicable, of the Indebtedness or preferred stock extended, renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness plus all accrued interest or dividends on such Indebtedness or preferred stock and the amount of all fees, commissions, discounts and expenses, including premiums and defeasance, discharge, repurchase, repayment, redemption, tender, consent and similar costs, underwriting discounts and fees and original issue discount incurred in connection therewith;

(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or preferred stock being extended, renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes; and if such Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is Pari Passu Indebtedness and has a final Stated Maturity later than the final Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a final Stated Maturity later than the final Stated Maturity of the Notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes (or any Note Guarantee), such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes (or such Note Guarantee) on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) Permitted Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“pro forma” means, whenever pro forma effect is to be given to a transaction or a calculation is to be made on a pro forma basis, or similar language is specified, the pro forma calculations shall be calculated (x) in a manner consistent with the adjustments set forth in the definition of “Fixed Charge Coverage Ratio” and (y) with such adjustments as to otherwise give effect to such transactions as determined in good faith by the Issuer (and may include, for the avoidance of doubt, cost savings and operational improvements resulting from the transactions which are being given pro forma effect that have been or are expected to be realized, and any adjustments pursuant to Regulation S-X).

“Qualified Proceeds” means any of the following or any combination of the following:

(1) Cash Equivalents;

(2) the Fair Market Value of assets other than Cash Equivalents that are used or useful in a Permitted Business; and

(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Issuer or any of the Restricted Subsidiaries.

“Rating Agencies” mean Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution by its Board of Directors) which shall be substituted for Moody’s or S&P, or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“refinance” and any similar term with respect to any Indebtedness or preferred stock means extend, renew, refund, refinance, replace or repay such Indebtedness or preferred stock. The terms “refinanced” and “refinancing” and similar terms shall have corresponding meanings.

“repay” and any similar term with respect to any Indebtedness or preferred stock means reduce, repay, prepay, redeem, repurchase, purchase, defease, discharge, acquire or retire such Indebtedness or preferred stock or make an irrevocable deposit in furtherance thereof. Such term also shall include the assumption by another Person that is not a Restricted Subsidiary of Indebtedness or preferred stock and with respect to which the Issuer and all the Restricted Subsidiaries have been released or indemnified by such Person from, or indemnified against, their obligations under such Indebtedness or preferred stock. The terms “repayment” and “repaid” and related terms have corresponding meanings.

“Responsible Officer” means, when used with respect to the Trustee or any Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of the Trustee or Paying Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers having direct responsibility for the administration of this Indenture, respectively, or any officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means any of the following actions or payments:

(A) declare or pay (without duplication) any dividend or distribution on account of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests to the holders thereof in their capacity as such, other than (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or Parent and (2) in the case of Restricted Subsidiaries, dividends or distributions by wholly owned subsidiaries or, if not wholly owned, payable ratably to the Issuer or another Restricted Subsidiary and each other Person entitled thereto;

(B) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer (other than a payment made to the Issuer or a Restricted Subsidiary);

(C) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (excluding any intercompany Indebtedness between or among the Issuer and any of the Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, repayment, prepayment, defeasance, discharge or other acquisition or retirement for value of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, repayment, prepayment, defeasance, discharge or other acquisition or retirement for value; or

(D) make any Restricted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Restricted Subsidiary Organizational Documents” means the articles of incorporation, certificate of formation, certificate of incorporation, charter, bylaws, articles of formation, articles of organization, regulations, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates of any Restricted Subsidiary, in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not materially adverse to Holders.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to its debt rating business.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shareholders’ Equity” means, with respect to any determination date, consolidated total capital (including noncontrolling interests) of Parent, the Issuer and the Restricted Subsidiaries as set forth on the consolidated balance sheet of Parent, the Issuer and the Restricted Subsidiaries as of that date.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” of the Issuer as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“SPE” means (i) an entity, joint venture, project or development formed solely for the purpose of, directly or indirectly through Subsidiaries, holding, acquiring, constructing, developing or improving assets whose acquisition, construction, development or improvement shall be financed by Non-Recourse Debt and equity Investments in such entity or (ii) an entity, joint venture, project or development acquired by the Issuer or any Restricted Subsidiary whose outstanding Indebtedness is all Non-Recourse Debt.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, including pursuant to any mandatory redemption or sinking fund provision, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“subordinated” and any similar term with respect to Indebtedness relative to other Indebtedness (regardless of whether right of payment is expressly referenced) means that such first Indebtedness is contractually subordinated in right of payment to such other Indebtedness; provided, however, that no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by reason of any Liens or Guarantees arising or created in respect thereto or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor or other agreements giving one or more of such holders priority or rights over the other holders in the collateral held by them or by being secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

“Subordinated Indebtedness” means

(a) with respect to the Issuers, any Indebtedness of the Issuers, which is by its terms subordinated in right of payment to the Notes; and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership (a) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

(3) any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise indicated in this Indenture, all references to Subsidiaries shall mean Subsidiaries of the Issuer.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of May 2, 2016, by and among Parent, the Issuer and the other persons named therein, in each case, as it may be amended, restated, replaced, or otherwise modified from time to time in a manner not materially adverse to Holders.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of any redemption date or date of deposit, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2020; provided that if the period from the redemption date to November 15, 2020 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wells Fargo Bank, National Association, as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of a Restricted Subsidiary that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Parent, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt, excluding any Indebtedness (including Guarantees of the Notes) that shall be released at the time of such designation;

(2) except as permitted by Section 4.12 is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation to (a) subscribe for additional Equity Interests or (b) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed any Indebtedness of the Issuer or any Restricted Subsidiary, excluding any Guarantees (including of the Notes) that shall be released at the time of such designation;

except in the case of clauses (1) and (4), to the extent:

(A) that the Issuer or such Restricted Subsidiary would not otherwise be prohibited from providing such a Guarantee or incurring such Indebtedness as described under Section 4.10; and

(B) the providing of such Guarantee and the incurrence of such Indebtedness otherwise would not be prohibited by Section 4.08.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.11(b)
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.12(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.11(c)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)
“Clearstream”	1.1(a) of Appendix A

Term	Defined in Section
“Covenant Defeasance”	8.03
“Covenant Suspension Event Notice”	4.18(a)
“Cumulative Buildup Basket”	4.08(a)
“Definitive Notes Legend”	2.3(d)(i) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.11(c)
“Exchange”	2.3(e) of Appendix A
“Exchange Date”	2.3(e) of Appendix A
“Exchange Notice”	2.3(e) of Appendix A
“Exchange Notice Date”	2.3(e) of Appendix A
“Expiration Date”	1.04(j)
“Financial Information”	4.03(a)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(d)(i) of Appendix A
“Initial Default”	6.04
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“OID Legend”	2.3(d)(i) of Appendix A
“Pari Passu Indebtedness”	4.11(b)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)(5)
“QIB”	1.1(a) of Appendix A
“Redemption Date”	3.07(a)
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Legend”	2.3(d)(i) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Global Note”	2.3(e) of Appendix A
“Restricted Notes Legend”	2.3(d)(i) of Appendix A
“Restricted Period”	1.1(a) of Appendix A
“Reversion Date”	4.18(b)

Term	Defined in Section
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Second Commitment”	4.11(b)
“Suspended Covenants”	4.18(a)
“Suspension Date”	4.18(a)
“Suspension Period”	4.18(b)
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) the words “including,” “includes” and other words of similar import shall be deemed to be followed by “without limitation”;

(9) references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) “shall” shall be interpreted to express a command;

(12) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify (and reclassify from time to time) such transaction as it, in its sole discretion, determines;

(13) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, or by virtue of not being Guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(14) any reference to an Opinion of Counsel required hereunder is deemed to permit customary assumptions and qualifications.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to either of the Issuers or the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuers and the Guarantors, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuers or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and this Section

1.04(e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(f). Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or, if required under Section 2.05, the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this Section 1.04(e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), subject to the provisions of Section 7.05, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers and to each Holder in the manner set forth in Section 12.01.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.04(j).

Section 1.05 No Incorporation by Reference of Trust Indenture Act.

This Indenture is not, and will not be, qualified under, subject to, or incorporate, restate or make reference to, any provision of the Trust Indenture Act of 1939, as amended.

Section 1.06 Financial Calculations for Limited Condition Acquisitions.

When calculating the availability under any threshold based on a dollar amount, percentage of Consolidated Tangible Assets or other financial measure (a “basket”) or ratio under this Indenture, in each case, in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuers, be the date the definitive agreement(s) for such Limited Condition Acquisition is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio, after giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or preferred stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio); provided that if the Issuers elect to make such determination as of the date of such definitive agreement(s), then (x) if any of such ratios are no longer complied with or baskets are exceeded as a result of fluctuations in such ratio or basket subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or baskets will not be deemed to have been no longer complied with or exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under this Indenture and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuers elect to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness or preferred stock and the use of proceeds thereof, the granting, creation, incurrence or suffering to exist of any Lien and the making of any Investment) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Acquisition, unless such definitive agreement(s) is terminated or such Limited Condition Acquisition or incurrence or issuance of Indebtedness or preferred stock or such other transaction to which pro forma effect is being given is abandoned or with respect to which the Issuers have notified the Trustee in writing will not occur.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which any of the Issuers or Guarantors is subject, if any, or general usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers but which notation, legend or endorsement does not affect the rights, duties or obligations of the Trustee). Each Note shall be dated the date of its authentication. The Initial Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.11 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have substantially identical terms, including as to status, waivers, amendments, redemptions and offers to purchase redemption as the Initial Notes (except to the extent that such Additional Notes are subject to transaction-specific redemption or repurchase provisions permitted to exist pursuant to the terms of this Indenture), but may have different issue prices, issue dates and CUSIP numbers; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.10. Any Additional Notes shall be issued under an indenture supplemental to this Indenture.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including any legends thereon but without the Definitive Notes Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (including any legends thereon but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent the aggregate principal amount of outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Registrar or the Depositary, as the case may be.

(d) The customary applicable terms, conditions and procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of each of the Issuers by manual, facsimile or electronically transmitted signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. The Trustee shall be fully protected and shall incur no liability for failing to take any action with respect to the delivery of any Notes unless and until it has received such Authentication Order, Opinion of Counsel and Officer’s Certificate. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, Opinion of Counsel and Officer’s Certificate, authenticate and deliver any Definitive Notes to be issued in exchange for interests in Global Notes, any Additional Notes, any replacement Notes to be issued pursuant to Section 2.07 or any Notes issuable following a redemption or repurchase by the Issuers pursuant to the terms of this Indenture in an aggregate principal amount specified in such Authentication Order for such Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

(a) The Issuers shall maintain at least one office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (“Note Register”). The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the Depositary’s procedures. The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such for the Notes and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of the Restricted Subsidiaries may act as Paying Agent (except for purposes of Article 8) or Registrar.

(b) The Issuers initially appoint DTC to act as Depositary (the “Depositary”) with respect to the Global Notes representing Initial Notes. The Issuers initially appoint the Trustee to act as Paying Agent, Custodian and Registrar for the Notes. The Issuers have entered into a letter of representations with DTC in the form provided by DTC and the Trustee, and each Agent is hereby authorized to act in accordance with such letter and Applicable Procedures.

(c) The Issuers shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium, if any, and any other amounts payable on the Notes. The Issuers will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuers will provide a schedule of their calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of such calculations without independent verification. The Trustee shall forward the Issuers’ calculations to any Holder upon the written request of such Holder.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers shall, by no later than 12:00 noon (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and, if the Trustee is not the Paying Agent, the Issuers shall promptly notify the Trustee in writing (which notice may be electronic) of their action or failure so to act. The Issuers shall require the Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes and shall notify the Trustee in writing (which notice may be electronic) of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If either of the Issuers or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent.

Section 2.05 Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes. If the Trustee is not the Registrar in respect of the Notes, the Issuers shall furnish to the Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.15 and 9.04). In addition, the Trustee, Transfer Agent and Registrar may request such other evidence as may be reasonably requested by them documenting the identity and/or signatures of the transferor and the transferees.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e) Neither the Issuers nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the delivery of a notice of redemption pursuant to Section 3.03 and ending at the delivery of such notice of redemption, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, each of the Trustee, any Agent or the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and deliver upon receipt of an Authentication Order, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuers designated pursuant to Section 4.02 so long as the requirements of this Indenture are met. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes, as applicable, to which the Holder making the exchange is entitled in accordance with the provisions of Appendix A so long as the requirements of this Indenture are met.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

(j) In connection with any proposed transfer of Notes, the transferor shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

For certain payments made pursuant to this Indenture, the Paying Agent or Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Paying Agent or Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Paying Agent and/or Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Paying Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Paying Agent and Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Paying Agent to satisfy its reporting and withholding obligations under the Code. To the extent requested a reasonable time in advance and any such forms to be delivered under this Section 2.06 are not provided prior to or by the time the related payment is required to be made or are determined by the Paying Agent or Trustee to be incomplete and/or inaccurate in any respect, the Paying Agent or Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 2.07 Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Registrar receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s reasonable requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge the Holder for the expenses of the Issuers and the Trustee (including reasonable respective fees and expenses of counsel) in replacing a Note. Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07(a), in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any replacement Note under this Section 2.07, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of counsel and the Trustee) connected therewith.

(b) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, those paid pursuant to Section 2.07, those described in this Section 2.08 as not outstanding and, solely to the extent provided for in Article 8, Notes that are subject to Legal Defeasance or Covenant Defeasance as provided in Article 8. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Restricted Subsidiary or any Affiliate thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an offer to purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent (other than a waiver or consent contemplated by Section 9.02(e) requiring the consent of each Holder or each affected Holder), Notes beneficially owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, the Co-Issuer or any obligor under the Notes or any Affiliate of the Issuer, the Co-Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuers, without charge to the Holder. Until so exchanged, the Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation and the Trustee will cancel such Notes in accordance with its customary procedures. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall retain all canceled Notes in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), and evidence of such cancellation shall be provided to the Issuers upon the Issuers’ written request. The Issuers may not issue new Notes (other than additional Notes pursuant to this Indenture) to replace Notes that they have paid or that have been delivered to the Trustee for cancellation. If the Issuers acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of Indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation. No Trustee shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12 Defaulted Interest.

(a) If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing (which notice may be electronic) of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to Section 2.12(a) and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if they do, the Trustee may use CUSIP or ISIN numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing (which notice may be electronic) of any change in the CUSIP or ISIN numbers.

Section 2.14 Computation of Interest.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07, they shall furnish to the Trustee, not less than 30 nor more than 60 days prior to the redemption date, an Officer’s Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed, as applicable, (4) the redemption price, if then ascertainable, and (5) the CUSIP and ISIN number, if applicable, of the Notes to be redeemed.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (2) if the Notes are not so listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or the Depositary or (3) if the Notes are not so listed and are not in global form, then on a pro rata basis, by lot or by such other method as the Trustee deems to be fair and appropriate, although no Note of $2,000 in original principal amount or less will be redeemed in part.

(b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption); provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.03 Notice of Redemption.

(a) Subject to Section 3.09 and, except in connection with Article 11, the Issuers shall give, or cause to be given electronically or by first-class mail notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed (with a copy to the Trustee) pursuant to this Article at such Holder’s registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 or a satisfaction and discharge of this Indenture pursuant to Article 11, or otherwise in accordance with the procedures of the Depositary. Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption or repurchase) such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with Applicable Procedures. Notices to the Trustee may be given by email in PDF format.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent and the Trustee;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

Any redemption of Notes and notice of redemption may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control or the consummation of an Equity Offering. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, the redemption date may be delayed, in the Issuers’ discretion, until such time as any or all such conditions shall be satisfied (or waived by the Issuers in the Issuers’ discretion), or such redemption may not occur and the notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in the Issuers’ discretion) by the applicable redemption date (whether the original redemption date or the redemption date so delayed). The Issuers shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. In addition, the Issuers may provide in the notice of redemption that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

(c) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense; provided that the Issuers shall have delivered to the Trustee, at least 10 days before such notice is to be given to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the notice to be given which shall contain the information to be stated in such notice as provided in Section 3.03(b); provided that such Officer’s Certificate may be withdrawn by the Issuers upon written notice (which notice may be electronic) to the Trustee prior to the date such notice of redemption is required to be sent to Holders.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent to Holders in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction (or waiver by the Issuers in the Issuers’ discretion) of any conditions precedent to such redemption. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date (whether the original redemption date or the redemption date so delayed), interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) By no later than 12:00 noon (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee, or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof, accrued and unpaid interest thereon and Applicable Premium, if any, upon presentment of the Notes or pursuant to Applicable Procedures with respect to Global Notes. The Trustee or Paying Agent shall promptly return to the Issuers any money deposited with Trustee or Paying Agents by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest and Applicable Premium, if any, on, all Notes to be redeemed or purchased.

(b) If the Issuers comply with Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuers. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to November 15, 2020, the Issuers are entitled, on any one or more occasions, to redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date as provided in Section 3.07(g) falling on or prior to such redemption date. The Issuers shall notify the Trustee of the Applicable Premium promptly after the calculation, and the Trustee shall not be responsible for such calculation.

(b) At any time prior to November 15, 2020, the Issuers are entitled, on any one or more occasions, to redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture (including Additional Notes, if any) at a redemption price of 107.875% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (the “Redemption Date”) (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date as provided in Section 3.07(g) falling on or prior to such redemption date) with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (other than Notes held, directly or indirectly, by the Issuers or Affiliates of the Issuers); and

(2) the redemption occurs prior to 90 days after the date of the closing of such Equity Offering.

(c) Except pursuant to Section 3.07(a) or (b), the Notes shall not be redeemable at the Issuers’ option prior to November 15, 2020.

(d) On or after November 15, 2020, the Issuers are entitled, on any one or more occasions, to redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to such redemption date as provided in Section 3.07(g):

Year	Notes Redemption Percentage
2020	105.906%
2021	103.938%
2022	101.969%
2023 and thereafter	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to Sections 3.01 through 3.06.

(f) Any redemption notice in connection with this Section 3.07 may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control or completion of an Equity Offering.

(g) If the redemption date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to but excluding such redemption date shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuers.

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuers and their Affiliates may acquire Notes through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.11, the Issuer is required or opts to commence an Asset Sale Offer, the Issuers shall follow the procedures specified below.

(b) The Asset Sale Offer shall be made to all Holders and if the Issuers elect (or are required by the terms of other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuers shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.11 (the “Asset Sale Offer Amount”), or if less than the Asset Sale Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments on the Notes are made.

(c) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to but excluding the Asset Sale Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be tendered pursuant to such Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuers shall deliver a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, to the extent required by the terms of the outstanding Pari Passu Indebtedness, all holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the length of time the Asset Sale Offer shall remain open;

(2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;

(3) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 (with respect to the Notes) (although no Note of $2,000 in principal amount or less will be purchased in part);

(6) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Issuers, the Depositary, if applicable, or the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Asset Sale Purchase Date or comply with Applicable Procedures for such tender;

(7) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes if the Issuers, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased or the Holder complies with the Applicable Procedures for such withdrawal;

(8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or, if the Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate, and the Issuers shall select Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness, although no Note having a principal amount of $2,000 (with respect to Notes) shall be purchased in part; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Asset Sale Purchase Date, the Issuers shall, to the extent lawful, accept for payment, by lot or on a pro rata basis or by such other method as the Trustee shall deem to be fair and appropriate, as applicable, the Asset Sale Offer Amount of Notes or portions thereof (and, if applicable, Pari Passu Indebtedness or portions thereof) validly tendered and not validly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount of Notes (and Pari Passu Indebtedness, as applicable) has been validly tendered and not validly withdrawn, all Notes so tendered and not validly withdrawn, in the case of the Notes, in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Issuers shall deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09 and, in the case of Pari Passu Indebtedness, shall comply with the applicable procedures in this Indenture or other agreement governing such Pari Passu Indebtedness.

(f) The Issuers shall promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to the Paying Agent to remit to each tendering Holder or to the holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or such holder or lender, as the case may be, and accepted by the Issuers for purchase, and, if less than all of the Notes tendered are purchased pursuant to the Asset Sale Offer, the Issuers shall promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers or Parent shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

(g) Other than as specifically provided in this Section 3.09 or Section 4.11, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.01 through 3.06, as applicable.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, as applicable, if other than the Issuer or a Restricted Subsidiary, holds as of 12:00 noon (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for principal payment, registration of transfer or for exchange. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice (which notice may be electronic) to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03 Reports.

(a) As long as any Notes are outstanding, the Issuer shall furnish to the Trustee (and the Holders and beneficial owners of the Notes), which shall be deemed satisfied by public filing or submission on EDGAR (or any successor system for public filings or submissions), the following information (collectively, the “Financial Information”), within the time periods specified below:

(1) within 120 days after the end of the Issuer’s fiscal year, copies of (a) an audited consolidated balance sheet of the Issuer and its Subsidiaries, as at the end of such fiscal year, and (b) audited consolidated statements of income, changes in members’ equity and cash flows of the Issuer and its Subsidiaries, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP;

(2) within 60 days after the end of each of the Issuer’s fiscal quarters (other than the fourth fiscal quarter), copies of (a) an unaudited consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such quarter, and (b) unaudited consolidated statements of income, changes in members’ equity and cash flows of the Issuer and its Subsidiaries, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP (except with respect to any omitted schedules or notes thereto); and

(3) together with the financial statements described in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented in such financial statements;

provided, however, that the foregoing documents shall not be required to (A) if the Issuer is not otherwise subject to such requirements, comply with (i) Section 302, Section 906 or Section 404 of the Sarbanes-Oxley Act of 2002, or Items 307, 308, and 402 of Regulation S-K promulgated by the SEC, (ii) Item 10(e) or Regulation G of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or (iii) Rules 3-10 or 3-16 of Regulation S-X promulgated by the SEC, (B) provide financial statements in interactive data format using the extensible business reporting language, (C) provide any segment or business unit financial information except to the extent included in the Offering Memorandum, (D) provide any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC, or (E) provide any compensation information.

(b) At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the consolidated financial condition and results of operations of Parent, the Issuer and the Restricted Subsidiaries, taken as a whole, separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) In addition, the Issuer agrees that, for so long as any Notes are outstanding, if at any time it is not required to and does not file with the SEC the reports required by Section 4.03(a) and Section 4.03(b), it shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(e) In addition, the Issuer shall:

(1) hold a quarterly conference call to discuss the information contained in the Financial Information not later than ten Business Days after the time the Issuer files with the SEC or furnishes the applicable Financial Information; and

(2) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, post on its website or on Intralinks or any comparable password-protected online data system, which will require a confidentiality acknowledgment, announcing the time and date of such conference call and directing the holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain the Financial Information and information on how to access such conference call.

(f) Notwithstanding the foregoing, the Issuer may satisfy its obligations under this Section 4.03 to provide consolidated financial information and to hold conference calls by furnishing consolidated financial information and earnings releases of Parent and by the conference calls that Parent holds for its equity holders or other investors, subject to Section 4.03(g).

(g) Notwithstanding anything to the contrary set forth in this Indenture, if, during any fiscal quarter or fiscal year Parent owns any Material Asset, (a) the financial statements and other information required to be delivered pursuant to this covenant shall be required to be delivered with respect to the Issuer and its Subsidiaries (and such financial statements shall not be on a consolidated basis with Parent), (b) each conference call related to the Financial Information shall discuss the applicable financial statements and other information as modified by this paragraph and (c) any all references in this Indenture to “Parent” with respect to (x) any financial statement or other information required to be delivered pursuant to this covenant and (y) any defined term used in connection with the calculation of any financial definition or metric set forth in this Indenture, in each case, shall be deemed to be a reference to or a requirement of the Issuer, as applicable.

(h) Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

(i) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed or submitted under EDGAR or under this Indenture or participate in any quarterly conference calls.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 30 days after the date the annual financial information is required under Section 4.03(a)(1), an Officer’s Certificate that need not comply with Section 12.04 stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers and the Guarantors have complied with their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, based on such review, the Issuers and the Guarantors are in compliance with their obligations under this Indenture and no Default or Event of Default is then existing (or, if a Default is then existing, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, the Issuers shall promptly (which shall be no more than 10 Business Days following the date on which the Issuers become aware of such Default, send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05 Corporate Existence. Except as otherwise provided in this Article 4, Article 5 and Section 10.06, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership, limited liability company or other existence of the Issuer and each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary if the Issuer determines in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

Section 4.06 Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Guarantor; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith or where the failure to effect such payment will not be disadvantageous in any material respect to the Holders.

Section 4.07 Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.10(a); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17) and (18) of Section 4.08(b)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income for the period (taken as one accounting period) from and including the first day of Parent’s fiscal quarter during which the Issue Date occurs to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Qualified Proceeds received by the Issuer subsequent to the Issue Date (i) as a contribution to common equity capital, (ii) from the issue or sale of Equity Interests of the Issuer (in each case, other than Disqualified Stock), or (iii) from the issue or sale of Disqualified Stock or debt securities of the Issuer or any of the Restricted Subsidiaries that have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Issuer, other than in the case of each of clauses (i), (ii) and (iii), (w) any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to Section 3.07(b), (x) Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust established for the benefit of the employees of the Issuer or any of its Subsidiaries to the extent funded by the Issuer or any Restricted Subsidiary, (y) net cash proceeds applied pursuant to Section 4.08(b)(2) and Qualified Proceeds to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.08(b)(4)(a) and (z) Excluded Contributions; plus

(c) to the extent not already included in Consolidated Net Income, 100% of the aggregate Qualified Proceeds from (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Restricted Investment (including Capital Stock in any Unrestricted Subsidiary) that was made after the Issue Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions or other payments from or on such Restricted Investments, in the case of each of clauses (A) and (B), not to exceed the aggregate amount of such Restricted Investment that was previously treated as a Restricted Payment that reduced the Cumulative Buildup Basket (as defined below); plus

(d) to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary or has been merged, combined, amalgamated or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, the Fair Market Value of the Issuer’s and/or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation (but only to the extent the Investment deemed made upon the designation of such Subsidiary as an Unrestricted Subsidiary was previously treated as a Restricted Payment that reduced the Cumulative Buildup Basket), merger, combination, amalgamation, consolidation, transfer, conveyance or liquidation; plus

(e) in the event that the Issuer and/or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, or in the event that any other Person in which an Investment previously had been made is merged, combined, amalgamated or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, an amount equal to the Investment of the Issuer and/or any of the Restricted Subsidiaries in such Person to the extent it was previously treated as a Restricted Payment that reduced the Cumulative Buildup Basket.

The sum of all amounts under clauses (a) through (e) of Section 4.08(a)(iii) is referred to as the “Cumulative Buildup Basket.”

(b) Section 4.08(a) shall not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer (other than Disqualified Stock) or Parent or from the contribution of common equity capital to the Issuer, which sale or contribution occurs within 60 days prior to such Restricted Payment; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (b) used to determine the Cumulative Buildup Basket;

(3) the repurchase, redemption, repayment, defeasance, discharge or other acquisition or retirement for value of Subordinated Indebtedness (including all accrued interest on such Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums and defeasance, discharge, repurchase, repayment, redemption, tender, consent and similar costs and original issue discount in connection therewith) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days prior to such repurchase, redemption, repayment, defeasance, discharge or other acquisition or retirement for value;

(4) (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, the Issuer or any Restricted Subsidiary held by any future, current or former officer, director, employee or consultant (or his or her estate or heirs or similar transferees or assigns) of Parent, the Issuer or any Restricted Subsidiary, and (ii) the repurchase or other acquisition for value of Equity Interests of Parent, the Issuer or any Restricted Subsidiary by Parent, the Issuer or a Restricted Subsidiary to fund an escrowed stock plan established for the benefit of a future, current or former officer, director, employee or consultant of Parent, the Issuer or any Restricted Subsidiary (or Investments in an entity formed to create such an escrowed stock plan to permit such entity to purchase or otherwise acquire for value Equity Interests of Parent, the Issuer or any Restricted Subsidiary in connection therewith), in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement, severance agreement or similar agreement or benefit plan of any kind or otherwise upon death, disability, retirement, severance or termination of employment (and payments to Parent to permit Parent to, and the subsequent use of such payments by Parent to, take any of the foregoing actions with respect to Equity Interests of, or any escrowed stock plan of or for Equity Interests of, Parent); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests and amount of such Investments may not exceed $10.0 million in any calendar year (commencing with 2018 and with any unused amounts to be paid pursuant to this proviso available to be carried over to the next succeeding calendar year), although such amount in any calendar year may be increased by an amount not to exceed:

(a) the Qualified Proceeds from the sale of Capital Stock (other than Excluded Contributions or Disqualified Stock) (x) of the Issuer or any Restricted Subsidiary or (y) to the extent contributed to the Issuer, of Parent, in each case, to any future, current or former officer, director, employee or consultant of the Issuer, Parent or any Restricted Subsidiaries that occurs after the Issue Date, to the extent the Qualified Proceeds from the sale of such Capital Stock have not otherwise been applied to make Restricted Payments (provided that the Qualified Proceeds from such sales or contributions shall be excluded from clause (b) used to describe the Cumulative Buildup Basket); plus

(b) the cash proceeds of key person life insurance policies received by the Issuer or the Restricted Subsidiaries (or Parent to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the Qualified Proceeds described in clauses (a) and (b) of this clause (4);

provided, however, that cancellation of Indebtedness that is owing by the Issuer or any of the Restricted Subsidiaries or Parent to any future, current or former officers, directors, employees or consultants in connection with a repurchase, redemption or other acquisition or retirement of Equity Interests from such Persons shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(5) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed (i) prior to the Newhall Buildout Date, $20.0 million and (ii) from and after the Newhall Buildout Date, the greater of $50.0 million and 2.0% of Consolidated Tangible Assets;

(6) any repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of Disqualified Stock (including all accrued dividends and liquidation preference and the amount of all fees, commissions, discounts and expenses, including premiums and defeasance, discharge, repurchase, repayment, redemption, tender, consent and similar costs and original issue discount in connection therewith) of the Issuer or any of the Restricted Subsidiaries at the Stated Maturity thereof or made by exchange for or out of the proceeds of the sale of Disqualified Stock or preferred stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock or preferred stock constitutes Permitted Refinancing Indebtedness and is issued within 60 days prior to such repurchase, redemption, defeasance, discharge or other acquisition or retirement for value;

(7) the repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness or liquidation preference of such Disqualified Stock or preferred stock in the event of a change of control or fundamental change in accordance with provisions similar to those in Section 4.15 or (b) at a purchase price not greater than 100% of the principal amount

(or accreted value if such Subordinated Indebtedness is represented by securities sold at a discount) of such Subordinated Indebtedness or 100% of the liquidation preference of such Disqualified Stock or preferred stock in accordance with provisions similar to those in Section 4.11; provided that, prior to or simultaneously with such repurchase, redemption, defeasance, discharge or other acquisition or retirement, the Issuers have made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in Section 4.15 or Section 4.11, as applicable, with respect to the Notes and have completed the repurchase or redemption of all Notes validly tendered for payment (and not validly withdrawn) in connection with such Change of Control Offer or Asset Sale Offer;

(8) the declaration and payment of cash dividends, distributions, loans or other transfers by the Issuer to Parent in amounts required for Parent to pay, in each case, without duplication:

(a) fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, consultants and employees of Parent and general corporate overhead expenses of Parent, accounting, legal, regulatory, compliance, filing and administrative, overhead and other general corporate and public company operating costs and expenses, and any costs and expenses of forming or collapsing a holding company structure or changing the form of entity or name with respect to Parent, in each case, to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and the Restricted Subsidiaries and, to the extent of the amount actually received from Unrestricted Subsidiaries, fees and expenses attributable to the ownership of such Unrestricted Subsidiaries; provided that for so long as Parent owns no material assets other than the Capital Stock in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (8) to be so attributable to such ownership or operation; and

(b) fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by Parent;

(9) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or a Restricted Subsidiary or preferred stock of a Restricted Subsidiary, in each case, issued in accordance with the terms of this Indenture to the extent such dividends or distributions are included in the definition of Consolidated Interest Incurred;

(10) repurchases of Equity Interests (and payments to Parent for the purpose of repurchasing its Equity Interests) deemed to occur upon the exercise of stock options, warrants, other rights to purchase Equity Interests or other convertible, exercisable or exchangeable securities or similar securities if such Equity Interests represent a portion of the exercise, conversion or exchange price thereof, and withholding of Equity Interests to pay, or other payments of, related withholding or similar taxes with regard to the exercise, conversion or exchange thereof or the vesting thereof or of any restricted stock, restricted stock units, deferred stock units or any similar securities;

(11) payments in lieu of the issuance of fractional shares of Capital Stock (including payments to Parent for such purpose for its Capital Stock);

(12) payments or distributions to holders of Equity Interests of the Issuer or any of the Restricted Subsidiaries (and payments to Parent for the purpose of making payments or distributions to holders of Equity Interests of Parent) pursuant to appraisal or dissenter rights required under applicable law or pursuant to a court order in connection with any merger, amalgamation, arrangement, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets;

(13) Restricted Payments that are made with Excluded Contributions;

(14) the distribution as a dividend or otherwise of Equity Interests of the Issuer or any Restricted Subsidiary by Unrestricted Subsidiaries;

(15) to the extent constituting Restricted Payments, payments to counterparties under Hedging Obligations;

(16) tax payments or other distributions (including repayment or redistribution of any such amounts loaned back to the Issuer by Parent), or any exchange, redemption or repurchase of Equity Interests, made pursuant to the Issuer Organizational Documents or any repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of, or exchange, exercise or conversion of, Equity Interests, or dividends, distributions and other payments or Investments made pursuant to the terms of the Restricted Subsidiary Organizational Documents or the Development Agreements (in each case, including payments to Parent for such purpose);

(17) at any time from and after the Newhall Buildout Date, so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payment if, after giving effect to such Restricted Payment, the Consolidated Leverage Ratio, on a pro forma basis as of the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available, would have been less than or equal to 0.25 to 1.0; and

(18) the purchase or other acquisition, directly or indirectly, of rights under the Tax Receivable Agreement.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d) For purposes of determining compliance with this Section 4.08, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Issuers, in their sole discretion, may order and classify, and later reclassify, such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

(e) For purposes of this Section 4.08 and all other covenants of this Indenture, the Issuers may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. Any Restricted Payment, incurrence of Indebtedness or issuance of preferred stock, or other action that complied with the conditions of this Section 4.08 or such other covenants, made in reliance on such calculation by the Issuers based on such internal or publicly reported financial statements, shall be deemed to continue to comply with such conditions, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

Section 4.09 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any other Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and the subordination of loans or advances made to the Issuer or any of the Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries shall not be deemed a restriction on the ability to pay any Indebtedness);

(2) make loans or advances to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any of the Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.09(a)).

(b) Notwithstanding the foregoing, Section 4.09(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness, in each case, as in effect on the Issue Date and any other agreements in effect on the Issue Date;

(2) this Indenture and the Notes (and any Note Guarantee);

(3) any applicable law, rule, regulation or order;

(4) any instrument or agreement with respect to any property or assets or Indebtedness, preferred stock or Capital Stock acquired, or any Person acquired, by the Issuer or any Restricted Subsidiary (including as a result of a Person becoming a Restricted Subsidiary as a result of such acquisition or any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) as in effect at the time of such acquisition or redesignation (except to the extent such Indebtedness, preferred stock or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition or redesignation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (x) the Person or any of its Subsidiaries or (y) the property or assets of the Person or any of its Subsidiaries so acquired; provided that, in the case of Indebtedness or preferred stock, such Indebtedness or preferred stock was permitted to be incurred or issued by the terms of this Indenture;

(5) customary provisions restricting the subletting, assignment or transfer of any property or assets in leases, conveyances, contracts and licenses entered into in the ordinary course of business;

(6) customary restrictions in leases (including capital leases and operating leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business to the extent they impose restrictions on the property purchased or leased, or subject to such security interest or mortgage, of the nature described in Section 4.09(a)(3);

(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary to the extent it restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Liens permitted to be incurred under Section 4.13 (and related agreements or Indebtedness secured by such Liens) to the extent they limit the right of the debtor to dispose of the assets subject to such Liens;

(9) provisions limiting the disposition or distribution of assets or property or Equity Interests in joint venture or development agreements, partnership or operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the property, assets or Equity Interests that are the subject of such agreements, and restrictions on Indebtedness, Equity Interests or other securities in or of Unrestricted Subsidiaries;

(10) restrictions on cash or other deposits or net worth made to secure letters of credit or surety or other bonds issued in connection therewith or imposed by customers under contracts entered into in the ordinary course of business, and deposits with respect to any obligations described in clauses (7), (9) and (16) of Section 4.10(b);

(11) customary provisions imposed on the transfer of copyrighted or patented materials;

(12) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(13) any encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and the Restricted Subsidiaries;

(14) restrictions on the transfer of property or assets subject to industrial revenue or similar bond financing or otherwise, required by any development, governmental or regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary or any of their businesses;

(15) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property, (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder or other Permitted Business or (C) joint venture, partnership, operating or similar agreements;

(16) contractual obligations that require “lockboxes” to be maintained or similar obligations with respect to Non-Recourse Debt and Indebtedness secured by a Permitted Lien pursuant to clause (c) of the definition thereof;

(17) any encumbrances or restrictions pursuant to Hedging Obligations or under Non-Recourse Debt or subordination provisions of any subordinated debt;

(18) any encumbrances or restrictions pursuant to the Issuer Organizational Documents, the Restricted Subsidiary Organizational Documents or the Development Agreements;

(19) any encumbrances or restrictions of the type referred to in clauses (1) through (3) of Section 4.09(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) or clause (20) of this Section 4.09(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Issuer, are not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(20) any encumbrances or restrictions existing under Indebtedness incurred or preferred stock issued in accordance with the covenant described in Section 4.10 after the Issue Date that (a) in the good faith judgment of the Issuer, (x) are not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than the more restrictive of those applicable to the Issuers in this Indenture or the Credit Agreement on the Issue Date or (y) will not materially adversely affect the Issuers’ ability to make anticipated principal and interest payments on the Notes, or (b) apply only during the continuance of a default under such Indebtedness.

Section 4.10 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Issuer shall not permit any of the Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue shares of preferred stock that is Disqualified Stock, if, in each case, after giving effect thereto and the application of the proceeds therefrom, on a pro forma basis, either (i) the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, or (ii) the Consolidated Leverage Ratio as of the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred or such preferred stock is issued, as the case may be, would have been less than or equal to 0.4 to 1.0.

(b) Section 4.10(a) shall not prohibit the incurrence of any Indebtedness that meets the following criteria or the issuance of any preferred stock that meets the following criteria, as applicable:

(1) the incurrence by the Issuer or the Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities, including any Guarantee of such Indebtedness or any Guarantee of Non-Recourse Debt by the Issuer or any Restricted Subsidiary, in an aggregate principal amount at any one time outstanding not to exceed the greater of $150.0 million and 6.0% of Consolidated Tangible Assets at the time of incurrence;

(2) the incurrence by the Issuer and the Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers of Indebtedness represented by the Notes issued on the Issue Date and replacement Notes in respect thereof, if any (and the incurrence by any Guarantor of any related Note Guarantee);

(4) the incurrence or issuance by the Issuer or any of the Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations and Indebtedness incurred in connection with a sale/leaseback transaction) or preferred stock, in each case, incurred or issued for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation, development, expansion, renovation, repair or improvement of buildings, plant, equipment, facilities or other property used or useful in a Permitted Business, whether through the direct purchase of assets or the purchase of Equity Interests of any Person directly or indirectly owning such buildings, plant, equipment, facilities or other property, in an aggregate principal amount or liquidation value at any time outstanding, together with any Permitted Refinancing Indebtedness in respect thereof, not to exceed the greater of $25.0 million and 1.0% of Consolidated Tangible Assets at the time of incurrence;

(5) the incurrence by the Issuer or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or preferred stock that was permitted by this Indenture to be incurred under Section 4.10(a), this clause (5) or clause (2), (3), (4) or (11) of this Section 4.10(b);

(6) the incurrence by the Issuer or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

(7) the incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness in respect of (a) workers’ compensation claims and self-insurance obligations, (b) bankers’ acceptances and letters of credit, (c) performance bonds, completion bonds, bid bonds, surety bonds, indemnity bonds, appeal bonds and Guarantees to replace, or in lieu of, any such bonds of the foregoing types, (d) performance, completion and compliance Guarantees, statutory obligations, indemnification obligations, and deferred compensation, severance, pension, welfare, health, disability or other employee benefits, or (e) other similar obligations, in each case, incurred in the ordinary course of business or existing on the date of this Indenture;

(8) the incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(9) the incurrence of Indebtedness arising from agreements of the Issuer or any of the Restricted Subsidiaries providing for indemnification, earn-out, adjustment of purchase price, holdback, contingency payment obligations or similar obligations or deposits, in each case, incurred or assumed in connection with the disposition or acquisition or development of any business, assets or Equity Interests by the Issuer or any such Restricted Subsidiary;

(10) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(11) Acquired Debt or Indebtedness or preferred stock of the Issuer or the Restricted Subsidiaries incurred or issued to provide all or a portion of the funds utilized to acquire Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger, amalgamation or consolidation) in accordance with the terms of this Indenture; provided, that immediately after giving effect to such acquisition, any of the following is true:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.10(a);

(b) the Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition would be greater than or equal to the actual Fixed Charge Coverage Ratio immediately prior to such acquisition; or

(c) the Consolidated Leverage Ratio after giving pro forma effect to such acquisition would be less than or equal to the actual Consolidated Leverage Ratio immediately prior to such acquisition;

(12) Indebtedness of the Issuer or a Restricted Subsidiary in respect of (a) cash management obligations, netting services, overdraft protection and otherwise in connection with deposit accounts and (b) loans from Parent to the Issuer of amounts previously distributed as tax payments or other distributions made pursuant to the Issuer Organizational Documents;

(13) the incurrence or issuance by the Issuer or a Restricted Subsidiary of Indebtedness or preferred stock in an aggregate principal amount (or accreted value, as applicable) or liquidation value at any time outstanding, not to exceed the greater of $75.0 million and 3.0% of Consolidated Tangible Assets at the time of incurrence or issuance;

(14) the incurrence of Guarantees by the Issuer or a Restricted Subsidiary in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, development or governmental agencies, landlords, lessors and licensees of the Issuer or any Restricted Subsidiary;

(15) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary in respect of obligations to pay the deferred purchase price of inventory, property or other goods or services or progress payments in connection with such inventory, property or other goods and services; provided that such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(16) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (a) the financing of insurance premiums, (b) take-or-pay obligations contained in supply arrangements, or (c) deposits and advance payments received, in each case, in the ordinary course of business;

(17) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary deemed to exist pursuant to the terms of a joint venture or development agreement or other operating or partnership agreement as a result of the failure of the Issuer or any Restricted Subsidiary to make a required capital contribution therein;

(18) obligations of the Issuer or any Restricted Subsidiary under an agreement with any governmental or development authority or adjoining (or common masterplan) landowner, in each case, entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(19) Indebtedness consisting of (a) loans, advances, deferred compensation or Guarantees by the Issuer or any Restricted Subsidiary to any future, current or former officer, director, employee or consultant of the Issuer, Parent or any Restricted Subsidiary to the extent described in clause (10) of the definition “Permitted Investments” or otherwise permitted under Section 4.08 or in the ordinary course of business, and (b) Indebtedness (i) issued by the Issuer or any Restricted Subsidiary to any future, current or former officer, director, employee or consultant of the Issuer or any Restricted Subsidiary and (ii) used to finance the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, Parent to the extent described in Section 4.08(b)(4);

(20) Guarantees issued from time to time by the Issuer or any of the Restricted Subsidiaries of Indebtedness incurred by any SPE, joint venture or development arrangement in which the Issuer or the Restricted Subsidiaries has an equity Investment (or incurred by any Subsidiaries of such joint ventures or development arrangements), in an amount not to exceed at any time outstanding the greater of $65.0 million and 2.5% of Consolidated Tangible Assets at the time of incurrence;

(21) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and any of the Restricted Subsidiaries; provided, however, that:

(a) if the Issuer, Co-Issuer or any Guarantor is the obligor on such Indebtedness and the obligee is not the Issuer, Co-Issuer or a Guarantor, such Indebtedness must be unsecured and subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (21);

(22) the issuance by any Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary,

shall be deemed, in the case of each of (a) and (b), to constitute a new issuance of such preferred stock by such Restricted Subsidiary, which new issuance is not permitted by this clause (22);

(23) Guarantees (other than Guarantees of Non-Recourse Debt) by (a) the Issuer, the Co-Issuer or any Guarantor of Indebtedness permitted to be incurred by the Issuer or any Restricted Subsidiary in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantors of Indebtedness incurred by other Non-Guarantors in accordance with the provisions of this Indenture;

(24) Permitted Non-Recourse Guarantees;

(25) Indebtedness that is Non-Recourse Debt;

(26) Indebtedness or preferred stock of the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are substantially concurrently (a) used to purchase Notes tendered in a Change of Control Offer, (b) used to redeem Notes as described above under Section 3.07, (c) deposited to defease the Notes as described in Section 8.02 or Section 8.03 or (d) deposited to discharge the obligations under this Indenture as described in Section 11.01; and

(27) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness owed to a seller of raw land, entitled land, lots under development, finished lots or other real property under the terms of which the Issuer or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots.

(c) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness or preferred stock meets the criteria of more than one of the categories described in Section 4.10(b)(1) through Section 4.10(b)(27), or is entitled to be incurred or issued pursuant to Section 4.10(a), the Issuers shall be permitted to classify such item of Indebtedness or preferred stock on the date of its incurrence or issuance, as applicable, or later reclassify (based on circumstances existing at the time of such reclassification), all or a portion of such item of Indebtedness or preferred stock, in any manner that complies with this Section 4.10; provided, that all Indebtedness outstanding on the Issue Date under the Credit Agreement, if any, shall be deemed incurred under Section 4.10(b)(1) and not Section 4.10(a) or Section 4.10(b)(5) and may not later be reclassified.

(d) For purposes of Section 4.10(b)(21) and (22), the existence of a Permitted Lien on Equity Interests, Indebtedness or preferred stock shall not be considered a transfer until the Equity Interests, Indebtedness or preferred stock securing such Permitted Lien has been foreclosed upon.

(e) For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence or issuance of Indebtedness or preferred stock, the U.S. dollar-equivalent principal amount or liquidation value of Indebtedness or preferred stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or preferred stock was incurred or issued, in the case of term Indebtedness or preferred stock, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness or preferred stock is incurred or issued to refinance other Indebtedness or preferred stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation value of such refinancing does not exceed the principal amount or liquidation value of such Indebtedness or preferred stock being refinanced, plus the amount of all fees, commissions, discounts and expenses, including premiums and defeasance, discharge, redemption, repurchase, repayment, tender, consent and similar costs, underwriting discounts and fees and original issue discount in connection therewith.

(g) Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness or preferred stock that the Issuer and the Restricted Subsidiaries may incur or issue pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount or liquidation value of any Indebtedness incurred or preferred stock issued to refinance other Indebtedness or preferred stock, if incurred or issued in a different currency from the Indebtedness or preferred stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing is denominated that is in effect on the date of such refinancing.

Section 4.11 Asset Sales.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer or any such Restricted Subsidiary, as the case may be, receives consideration at the time of, or prior to, the Asset Sale (with consideration that is to be paid in future installments or otherwise on a deferred basis or over time, in each case, for up to 12 months, being counted for purposes of this Section 4.11(a)(1) and Section 4.11(a)(2) as received at the time of the Asset Sale) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received or to be received in the Asset Sale by the Issuer or any such Restricted Subsidiary, as the case may be, is in the form of cash or Marketable Securities. For purposes of this Section 4.11(a)(2) only, each of the following shall be deemed to be cash:

(a) Cash Equivalents;

(b) any Indebtedness (other than any Subordinated Indebtedness) of the Issuer or any of the Restricted Subsidiaries or other liabilities, as shown on the Issuer’s most recent consolidated balance sheet or in the notes thereto or as would be reflected on a balance sheet or in the notes thereto (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee), of the Issuer or any of the Restricted Subsidiaries, in each case, that are actually assumed by the transferee in such Asset Sale or that otherwise constitute consideration for such Asset Sale (including, for the avoidance of doubt, any liabilities of a Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale); provided that the applicable Issuer or Restricted Subsidiary, as the case may be, making the Asset Sale is unconditionally released from its obligations with respect to such Indebtedness or other liabilities or is indemnified against further liability with respect to such Indebtedness or other liabilities;

(c) any securities, notes or other obligations or assets received by the Issuer or any Restricted Subsidiary from the transferee in such Asset Sale that within 180 days after the consummation of such Asset Sale are converted by the recipient into (or with respect to which the recipient receives payments of) cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion or payment;

(d) the Fair Market Value of any property or other assets (including Equity Interests of any Person that will be a Restricted Subsidiary following receipt thereof) received or to be received that are used or useful in a Permitted Business or other use referred to in clauses (2), (3) and (4) of Section 4.11(b); and

(e) any Designated Non-Cash Consideration received or to be received by the Issuer or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration pursuant to this clause (e) that is at the time outstanding, not to exceed the greater of $25.0 million and 1.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 12 months after the receipt of any Net Proceeds from an Asset Sale, the applicable Issuer or Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds at its option:

(1) to permanently repay or prepay

(a) Obligations under any Indebtedness (other than Disqualified Stock or Subordinated Indebtedness) of the Issuer or the Restricted Subsidiaries secured by Permitted Liens (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment), other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(b) Obligations under (i) the Notes or (ii) any Indebtedness of the Issuer or the Restricted Subsidiaries that ranks pari passu in right of payment with the Notes or of a Guarantor that ranks pari passu in right of payment with such Guarantor’s Note Guarantee (“Pari Passu Indebtedness”), other than Indebtedness owed to the Issuer or another Restricted Subsidiary; provided that if the Issuer or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuers shall reduce (or offer to reduce) Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at the Issuer’s option, (A) redeeming Notes as described under Section 3.07, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes for cash at a price equal to at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon to, but excluding, the applicable date of repurchase (and any such Net Proceeds remaining following the consummation of such offer will not constitute Excess Proceeds) or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities laws, at a price in cash equal to not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon to, but excluding, the applicable date of repurchase; or

(c) Indebtedness of a Restricted Subsidiary that is a Non-Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to acquire (x) all or substantially all of the assets of a Person engaged in a Permitted Business or (y) any Equity Interests of a Person engaged in a Permitted Business, if, after giving effect to any such acquisition of such Equity Interests, such Person is or becomes a Restricted Subsidiary;

(3) to make a capital expenditure;

(4) to acquire Additional Assets or make a Permitted Business Investment; or

(5) in any combination of applications described in clause (1), (2) (3) or (4) of this Section 4.11(b);

provided that in the case of clause (2), (3) or (4) (or clause (5) solely as it relates to clause (2), (3) or (4)), of this Section 4.11(b), a binding commitment to acquire the assets of a Permitted Business, or Equity Interests of a Person engaged in a Permitted Business, make such capital expenditure or acquire Additional Assets (or improve or develop existing assets) to be used in a Permitted Business shall be treated as a permitted application of an amount of Net Proceeds as of the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Proceeds will be applied to satisfy such commitment within 180 days after the date of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such amount of Net Proceeds is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days after the date of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such amount of Net Proceeds is applied (and provided that the 12-month period after receipt of such Net Proceeds has expired), then such amount of Net Proceeds shall constitute Excess Proceeds.

(c) Any amounts of Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.11(b) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten Business Days thereafter, the Issuers shall make an Asset Sale Offer to all Holders, with a copy to the Trustee, and, if the Issuers elect (or are required by the terms of Pari Passu Indebtedness), all holders of Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness (if applicable) in denominations of $2,000 principal amount and multiples of $1,000 in excess thereof (or as otherwise specified in such Pari Passu Indebtedness), that may be purchased with an amount equal to the Excess

Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof (or at such lesser price as otherwise specified in such Pari Passu Indebtedness, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time), plus accrued and unpaid interest, if any, to, but excluding, the purchase date, in accordance with the procedures set forth in this Indenture (or, in the case of Pari Passu Indebtedness, the agreement governing such Pari Passu Indebtedness). In the event that the Issuer or any Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

After the completion of an Asset Sale, the Issuer and the Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the second sentence of Section 4.11(c). If the Issuer or any Restricted Subsidiary complete an Asset Sale Offer with respect to any Net Proceeds, the Issuer and the Restricted Subsidiaries shall be deemed to have complied with this Section 4.11 with respect to the application of such Net Proceeds (regardless of how much principal amount of Notes or Pari Passu Indebtedness (as applicable) is tendered into such offer) and the amount of Excess Proceeds shall be reset to zero, and any such Net Proceeds remaining after completion of such Asset Sale Offer may be used by the Issuer and the Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and the Restricted Subsidiaries may use those Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and Pari Passu Indebtedness (if applicable) surrendered by holders thereof or lenders thereunder, collectively, exceeds the amount of Excess Proceeds, the Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC, or, if the Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and the Issuers shall select Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness (to the extent not prohibited by the terms of such Pari Passu Indebtedness). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this Section 4.11, the Issuer and the Restricted Subsidiaries may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest or use such Net Proceeds in any manner not prohibited by this Indenture.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11 or Section 3.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 or Section 3.09 by virtue of such compliance.

Section 4.12 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Issuer (including Unrestricted Subsidiaries) involving aggregate consideration in excess of $2.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction at such time by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer on an arm’s-length basis (as determined by the Issuer in good faith); and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, such Affiliate Transaction is approved by the Board of Directors of Parent (or a majority of disinterested directors on the Board of Directors of Parent or a majority of a committee of disinterested directors).

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, shall not be subject to Section 4.12(a):

(1) any employment, consulting, advisory, severance, separation or other compensatory agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and payments, issuances of (or other transactions with respect to) securities, reimbursements, awards, grants and other benefits and transactions pursuant thereto;

(2) transactions between or among the Issuer and/or the Restricted Subsidiaries, including any entity that becomes a Restricted Subsidiary (including by redesignation) as a result of such transaction;

(3) transactions in the ordinary course of business with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees, indemnification and compensation, including reimbursement of expenses, and payments in connection with consulting or advisory services provided by directors or their Affiliates (other than directors designated by an Affiliated Homebuilder or one of its Affiliates);

(5) any transaction in which the only consideration paid by the Issuer or any of the Restricted Subsidiaries is in the form of Equity Interests (other than Disqualified Stock) of the Issuer or any of the Restricted Subsidiaries or Parent or any equity capital contribution made to the Issuer (other than in respect of Disqualified Stock) or any of the Restricted Subsidiaries and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect security holders of the Issuer or any of the Restricted Subsidiaries;

(6) Permitted Investments, Restricted Payments and other investments or payments that do not violate Section 4.08;

(7) transactions under any agreement as in effect as of the Issue Date, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings, taken as a whole, (i) satisfy the requirements set forth in the first paragraph of this covenant or (ii) are not materially adverse to Holders, in the good faith judgment of the Issuer, as compared to the applicable agreement as in effect on the Issue Date;

(8) transactions with customers, suppliers, contractors, landlords, lessors, lessees, licensors, licensees, joint venture or development partners or purchasers or sellers of goods or services, in each case, which are in the ordinary course of business (including pursuant to joint venture, development, partnership or operating agreements) and otherwise in compliance with the terms of this Indenture; provided that, in the case of an Affiliated Homebuilder, such transactions are on terms that, taken as a whole, are not materially adverse to Holders as compared to those that could have been obtained in a comparable transaction at such time by the Issuer or such Restricted Subsidiary with an unrelated Person;

(9) intellectual property licenses or sublicenses in the ordinary course of business;

(10) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Issuer or any of the Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment, taken as a whole, (i) satisfies the requirements set forth in the first paragraph of this covenant or (ii) is not materially adverse to the Holders, in the good faith judgment of the Issuer, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(11) any merger, amalgamation, arrangement, consolidation or other reorganization of any of the Issuer or any Restricted Subsidiary with an Affiliate solely for the purpose and with the sole effect of forming, collapsing or dissolving a holding company structure, changing the form of entity or reincorporating or reorganizing such Issuer or such Restricted Subsidiary in a new jurisdiction;

(12) pledges of Equity Interests, other securities or Indebtedness of Unrestricted Subsidiaries;

(13) transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(14) transactions between or among the Issuer and any of the Restricted Subsidiaries and any Person (other than an Affiliated Homebuilder) a director of which is also a director of the Issuer or any of the Restricted Subsidiaries or Parent; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary, as applicable, on such transaction;

(15) transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(16) loans and advances to directors, officers, employees, agents and consultants of the Issuer or any Restricted Subsidiary or Guarantees in respect thereof (or cancellation of such loans, advances or Guarantees), including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(17) any transactions (a) pursuant to the other contracts or agreements described in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions” or (b) in the case of clause (a), any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, (i) satisfies the requirements set forth in the first paragraph of this covenant or (ii) is not materially adverse to Holders as compared to the original agreement or arrangement in existence on the Issue Date (or if such agreement or contract is not in effect on the Issue Date, its date);

(18) transactions pursuant to the terms of the Issuer Organizational Documents, the Restricted Subsidiary Organizational Documents or the Development Agreements;

(19) transactions with any direct or indirect parent, joint venture or development partner (and, in each case, Subsidiaries thereof) or Unrestricted Subsidiaries relating to the provision of management or development services, overhead or similar services or transactions; provided that no Affiliate of the Issuer (other than Restricted Subsidiaries) has an interest (other than indirectly through the Issuer and other than such joint venture or development partner (and Subsidiaries thereof) or Unrestricted Subsidiary) in any such joint venture or development partner (and Subsidiaries thereof) or Unrestricted Subsidiary; and

(20) (a) any Guarantees by Parent of obligations of, or otherwise for the benefit of, the Issuer or any of the Restricted Subsidiaries, or of any Indebtedness of the Issuer or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 4.10, (b) Permitted Non-Recourse Guarantees and other Guarantees and similar arrangements supporting Non-Recourse Debt, including of the type described in the definition of Customary Non-Recourse Guarantee Exceptions, and (c) any loans from Parent to the Issuer or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 4.10.

Section 4.13 Liens.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets (including Capital Stock of Restricted Subsidiaries), now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (and, in the case of Liens of a Guarantor, under the Note Guarantee of such Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

(b) For purposes of determining compliance with this Section 4.13, a Lien securing an item of Indebtedness need not be permitted solely by reference to the above paragraph or to one category (or portion thereof) of Permitted Liens described in clauses (a) through (hh) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof, whether at the time of initial incurrence or as later reclassified.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Issuers, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

Section 4.14 Permitted Business Activities.

(a) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and the Restricted Subsidiaries, taken as a whole; it being understood that the Issuer and the Restricted Subsidiaries shall be deemed to be in compliance with this Section 4.14(a) if the Issuer or the Restricted Subsidiaries acquire another Person that is primarily engaged in Permitted Businesses or acquire business operations that primarily consist of Permitted Businesses and continue to operate such acquired Person’s operations or such acquired business operations, as the case may be.

(b) The Co-Issuer may not hold any assets (other than its equity capital), become liable for any material obligations or engage in any business activities; provided that it may be a co-obligor, co-issuer or guarantor with respect to the Notes, the Credit Agreement or any other Indebtedness issued by the Issuer or any Restricted Subsidiary that is not prohibited from being incurred by the Issuer or any Restricted Subsidiary under Section 4.10 and may engage in any activities related thereto or necessary in connection therewith. Other than as a result of a transaction where a corporate wholly owned Restricted Subsidiary expressly assumes the applicable obligations or there is at least one corporate obligor on the Notes, in each case, pursuant to a transaction that complies with the requirements of Section 5.01(b), including clause (1) thereto, the Co-Issuer shall be a wholly owned Subsidiary of the Issuer at all times.

Section 4.15 Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs after the Issue Date, subject to Section 4.15(e), the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers shall give notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered (and not properly withdrawn) pursuant to such Change of Control Offer shall be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered, subject to the last sentence of Section 4.15(f) in the event that the Change of Control Offer is made in advance of a Change of Control, conditional upon such Change of Control (the date of payment and purchase for Notes pursuant to the Change of Control Offer, the “Change of Control Payment Date”);

(3) that any Note not properly tendered (or properly tendered but properly withdrawn and not properly retendered) will remain outstanding and continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Payment Date or comply with Applicable Procedures for such tender;

(6) that holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased or the holder complies with Applicable Procedures for such withdrawal;

(7) that if a Holder requests that only a portion of a note held by it be purchased, such Holder shall be issued (or shall receive by book entry) a new note equal in principal amount to the unpurchased portion of the note surrendered; provided that the unpurchased portion of such note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, a statement that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.15, that a Holder must follow.

While the notes are in global form, if the Issuers make a Change of Control Offer, a holder may exercise its option to elect for the purchase of the notes (and any election to withdraw its tendered notes) through the facilities of DTC, subject to DTC’s rules, regulations and Applicable Procedures.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered (and not properly withdrawn) pursuant to the Change of Control Offer;

(2) unless deposited before the Change of Control Payment Date (but in any case, prior to 12:00 noon, New York City time, on the Change of Control Payment Date), deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes accepted for payment; and

(3) deliver or cause to be delivered to the Trustee (if not previously delivered to the Trustee) the notes accepted for payment together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

(c) The Paying Agent shall promptly remit to each Holder of Notes or portion of notes accepted for payment the Change of Control Payment for such Notes or portion thereof, and the Trustee, upon receipt of an Authentication Order from the Issuers, shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required for the Trustee to authenticate and mail or deliver such new Note); provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers or Parent shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) If the Change of Control Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(e) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered (and not properly withdrawn) under the Change of Control Offer in accordance with the terms and subject to the conditions of the Change of Control Offer or (2) a notice of redemption that is or has become unconditional (other than with respect to any conditions relating to the actual occurrence of such Change of Control) has been given pursuant to this Indenture as described in Section 3.07 unless and until there is a default in payment of the applicable redemption price.

(f) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer. If such a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time as such Change of Control shall have occurred, or if such Change of Control shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by the Issuers.

(g) In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described in this Section 4.15) purchase all of the Notes properly tendered (and not properly withdrawn) under the Change of Control Offer by such holders, the Issuers shall have the right, upon not less than 30 nor more than 60 days’ prior notice, but not more than 30 days following the Change of Control Payment Date of the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase pursuant to such Change of Control Offer at a redemption price equal to the Change of Control Payment (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable redemption date).

(h) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue of the conflict.

(i) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to Sections 3.02, 3.05 and 3.06.

Section 4.16 Future Guarantors.

(a) After the Issue Date, the Issuer shall cause each Restricted Subsidiary that Guarantees obligations of the Issuer or another Guarantor under, or is a borrower or obligor under, the Credit Agreement or any other syndicated loan facility or capital markets debt (in each case, other than (x) Non-Recourse Debt, (y) Acquired Debt (other than Acquired Debt issued in connection with, or in contemplation of, any other Person merging, consolidating or amalgamating with or into, being acquired or becoming a Restricted Subsidiary of, the Issuer or transferring assets to the Issuer) and (z) guarantees of such Acquired Debt or any other Indebtedness of the Issuer or any Restricted Subsidiary to the extent a Guarantee is required as a result of the assumption by either the Issuer or any Restricted Subsidiary of such Acquired Debt pursuant to the terms of such Acquired Debt (collectively, “Guarantor Obligation Debt”)) to execute and deliver to the Trustee a supplemental indenture to this Indenture substantially in the form of Exhibit B attached hereto within 30 days after the giving of such Guarantee of, or becoming a borrower or obligor under, such Guarantor Obligation Debt pursuant to which such Restricted Subsidiary will irrevocably and unconditionally (subject to Section 10.06(a)) guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture. The Note Guarantee of any Guarantor shall be automatically released and discharged in accordance with the provisions of Section 10.06(a).

(b) The Issuer at any time at its sole option may cause any Restricted Subsidiary that is not a Guarantor to become a Guarantor by executing a supplemental indenture to this Indenture.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the Cumulative Buildup Basket or amounts available under one or more clauses of the definition of Permitted Investments or one or more clauses of Section 4.08(b), as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) that redesignation would not cause a Default and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such redesignation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) under this Indenture.

Any such designation or redesignation shall be evidenced by filing with the Trustee a certified copy of a resolution of the Board of Directors of Parent giving effect to such designation or redesignation and an Officer’s Certificate certifying that such designation or redesignation complied with the preceding conditions and was permitted by Section 4.08.

Section 4.18 Effectiveness of Covenants.

(a) At any time after the Notes have received Investment Grade Ratings from two Rating Agencies (a “Covenant Suspension Event”), upon notice by the Issuers to the Trustee certifying that a Covenant Suspension Event has occurred and that at the time of the giving of such notice no Default has occurred and is continuing under this Indenture (a “Covenant Suspension Event Notice”), then, beginning on the day such notice is given (the “Suspension Date”)and continuing until the Reversion Date (as defined below), the Issuer and the Restricted Subsidiaries shall not be subject to the following Sections of this Indenture (collectively, the “Suspended Covenants”):

(1) Section 4.08;

(2) Section 4.09;

(3) Section 4.10;

(4) Section 4.11;

(5) Section 4.12;

(6) Section 4.14;

(7) Section 4.16 (but only with respect to any Restricted Subsidiary that would otherwise be required to become a Guarantor after the Suspension Date and prior to the Reversion Date); and

(8) Section 5.01(a)(4).

(b) If at any time the Notes cease to have Investment Grade Ratings from two Rating Agencies, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until a subsequent Covenant Suspension Event occurs and a Covenant Suspension Event Notice is delivered to the Trustee (in which event the Suspended Covenants shall no longer be in effect unless and until the Notes cease to have such Investment Grade Ratings from two Rating Agencies); provided, however, that no Default or Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes (or any Note Guarantee) with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability under the Suspended Covenants for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to herein as the “Suspension Period.”

(c) On the Reversion Date, all Indebtedness incurred or preferred stock that is Disqualified Stock issued during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.10(a) or one of the clauses set forth in Section 4.10(b) (to the extent such Indebtedness or preferred stock that is Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to the Indebtedness or preferred stock incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or preferred stock that is Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 4.10(a) or Section 4.10(b) such Indebtedness or preferred stock that is Disqualified Stock will be deemed to have been Existing Indebtedness, so that it is classified as permitted under Section 4.10(b)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.08 will be made as though Section 4.08 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period and not otherwise permitted under Section 4.08(b) will reduce the amount available to be made as Restricted Payments under Section 4.08(a). During the Suspension Period, any obligation to grant Note Guarantees with respect to any Restricted Subsidiary that would otherwise be required to become a Guarantor after the Suspension Date and prior to the Reversion Date shall be suspended. Such obligation to grant Note Guarantees shall be reinstated upon the Reversion Date, if applicable.

(d) During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(e) The Trustee shall have no obligation to independently determine or verify if a Covenant Suspension Event has occurred or notify the holders of the continuance and termination of any Suspension Period, or the occurrence of a Reversion Date. The Issuers shall provide written notice to the Trustee of the occurrence of any Reversion Date. The Trustee may provide a copy of any such notice to any holder of Notes upon request.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Substantially All Assets.

(a) The Issuer shall not directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not it is the surviving entity); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (the “Surviving Person”) is a Person organized and existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if such Surviving Person is not a corporation, either (x) the Co-Issuer is then a corporation or (y) a Restricted Subsidiary that is a corporation shall become a co-obligor of the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(2) the Surviving Person (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default exists;

(4) any of the following is true:

(a) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer, or the Surviving Person, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.10(a);

(b) the Fixed Charge Coverage Ratio, after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would be greater than or equal to the actual Fixed Charge Coverage Ratio immediately prior to such transaction; or

(c) the Consolidated Leverage Ratio, after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the end of the last full fiscal quarter, would be less than or equal to the actual Consolidated Leverage Ratio immediately prior to such transaction; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or amalgamation, or sale, assignment, lease, transfer, conveyance or other disposition and such supplemental indenture, if any, comply with this Indenture.

(b) The Co-Issuer shall not directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not it is the surviving entity); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions, to another Person, unless:

(1) (a) concurrently therewith, a corporate wholly owned Restricted Subsidiary organized and existing under the laws of the United States, any state of the United States or the District of Columbia (which may be the surviving Person as a result of such transaction) expressly assumes all the obligations of the Co-Issuer under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, or (b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or amalgamation, or sale, assignment, lease, transfer, conveyance or other disposition and such supplemental indenture, if any, comply with this Indenture.

(c) Unless the Note Guarantee of the applicable Guarantor is permitted to be released and discharged in connection with such transaction as described in Section 10.06(a), such Guarantor shall not, and the Issuer shall not permit such Guarantor to, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not it is the surviving entity); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions, to another Person (other than the Issuers or another Guarantor) unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) (i) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (the “Surviving Guarantor”) is a Person organized and existing under the laws of the United States, any state of the United States or the District of Columbia, (ii) the Surviving Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (iii) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or amalgamation, or sale, assignment, lease, transfer, conveyance or other disposition and such supplemental indenture, if any, comply with this Indenture; or

(b) such transfer does not violate Section 4.11.

(d) Notwithstanding the foregoing, (i) clauses (1) through (5) of Section 5.01(a), clauses (1) through (3) of Section 5.01(b) and clauses (1) and (2) of Section 5.01(c), shall not apply to: (a) any Restricted Subsidiary merging, amalgamating or consolidating with or into the Issuer or another Restricted Subsidiary; or (b) the transfer of assets between or among the Restricted Subsidiaries, or from any of the Restricted Subsidiaries to the Issuer and (ii) clauses (3), (4) and (5) of 5.01(a), Section 5.01(b)(2) and Section 5.01(c)(1) shall not apply to the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuers or a Guarantor, as applicable, to, or any merger, amalgamation or consolidation by an Issuer or Guarantor with or into, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Issuer or Guarantor in another state in the United States, the District of Columbia or any territory of the United States, or changing the form of entity thereof and/or for the sole purpose of forming or collapsing a holding company structure.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, merger, amalgamation, or winding up, in each case including by way of an arrangement, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, the Co-Issuer or any Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer, the Co-Issuer or any Guarantor, as applicable, is merged with or into, or amalgamated or consolidated with or wound up into, or undergoes an arrangement with, or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, assignment, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the Issuer, the Co-Issuer or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer, the Co-Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer, the Co-Issuer or such Guarantor, as applicable, under this Indenture and the Notes (and any Note Guarantees) with the same effect as if such successor Person had been named as the Issuer, the Co-Issuer or such Guarantor, as applicable, herein; provided that in the case of a lease of all or substantially all its assets, the Issuers shall not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor shall not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes (including the failure to make payment pursuant to a Change of Control Offer or an Asset Sale Offer);

(3) failure by the Issuer or any Restricted Subsidiary to comply with Section 5.01;

(4) failure by the Issuer or any Restricted Subsidiary for 60 days (or 90 days in the case of Section 4.03) after notice to the Issuer by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (which notice the Issuers will promptly deliver to the Trustee), to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (x) for money borrowed by the Issuer or any Restricted Subsidiary or (y) the payment of which is guaranteed by the Issuer or any Restricted Subsidiary), other than, in the case of clause (x) or (y), Non-Recourse Debt and Indebtedness owed to the Issuer or any of the Restricted Subsidiaries, whether such Indebtedness now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains unpaid, aggregates $30.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount either covered by insurance issued by an insurer that has not contested coverage or covered by indemnification) in excess of $30.0 million or its foreign currency equivalent against the Issuer or any Restricted Subsidiary, the failure by the Issuer or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and non-appealable without being paid, discharged, waived or stayed;

(7) except as permitted by this Indenture, the Note Guarantee of any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) is declared to be unenforceable or invalid by any judgment or decree or ceases for any reason to be in full force and effect, or the Issuer or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) or any Person acting on behalf of the Issuer or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) denies or disaffirms its obligations in writing under its Note Guarantee and any such Default continues for 30 days after receipt of the notice specified in this Indenture;

(8) the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustees, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(b) appoints a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustees, sequestrator or other similar official of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(c) orders the liquidation, dissolution, readjustment of debt, reorganization or winding up of the Issuer, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured by the Issuer or any of the Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all outstanding amounts owing to the Trustee have been paid.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9)) occurs and is continuing, the Trustee by written notice to the Issuer, specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b) If an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Issuers and the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes if (i) the rescission or waiver of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all outstanding amounts owing to the Trustee have been paid.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and shall be deemed annulled, waived and rescinded without any further action required.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders). The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee will not be under any obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then-outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; and

(5) Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) make any changes in the contractual right of any Holder of the Notes expressly set forth in this Indenture (i) to receive payment in respect of the principal of, or interest on such Holder’s Notes on or after the due dates thereof or (ii) to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Co-Issuer, any Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of each of the Trustee, their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including any Guarantors), its creditors or its property and is entitled and empowered to vote for the election of a trustee in bankruptcy or similar official and participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to each of them for the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and counsel, and any other amounts due to the Trustee or Agent hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their respective agents and counsel, and any other amounts due the Trustee or Agent hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and after an Event of Default any money or other property distributable in respect of the Issuers’ or Guarantors’ obligations under this Indenture, shall be paid out or distributed in the following order:

(1) to the Trustee or any Agent and their respective agents and attorneys for amounts due hereunder, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuers or to such party as a court of competent jurisdiction shall direct, including any Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, instruments, notices, directions, certificates and/or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture or believed by it to be authorized or permitted by this Indenture.

(d) Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Article 7.

Section 7.02 Rights of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both conforming to Section 12.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officer’s Certificate or Opinion of Counsel.

(b) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(e) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(f) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements, or perform any calculation hereunder or in connection herewith, on the part of the Issuers (or any Guarantor, as applicable), but the Trustee may require of the Issuers or Guarantors full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for anything other than its negligence or willful misconduct;

(h) Except for an Event of Default under Section 6.01(a)(1) or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall be specifically notified in writing of such Default or Event of Default by the Issuers or by the Holders of at least 25% of the aggregate principal amount of Securities then outstanding, at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. In the absence of any such notice or actual knowledge, and except for a Default under Section 6.01(a)(1) or (2) hereof, the Trustee may conclusively assume that no Default or Event of Default exists.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including their respective right of compensation, reimbursement for fees and expenses (including attorney fees and expenses) and the right to be indemnified, are extended to, and shall be enforceable by, the Agents and to each other agent, custodian and Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) Any request or direction of the Issuer or other Person mentioned herein shall be sufficiently evidenced by an Issuer Order, Issuer Request, Officer’s Certificate or certificate of an Officer of such other Person and any resolution of the Board of Directors of the Issuer or of such other Person may be sufficiently evidenced by a board resolution certified by the secretary or assistant secretary (or similar officer) of such Person.

(m) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the percentage of Holders specified herein unless such Holders shall have furnished to (or caused to be furnished to) the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the Trustee therein or thereby.

(n) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(o) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law.

(p) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(q) To help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee shall ask for the name, address, tax identification number and other information that shall allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(r) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail shall be encrypted. The recipient of the email communication shall be required to complete a one-time registration process.

(s) Trustee shall have no liability or responsibility for the action or inaction of any Depositary.

(t) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuers or the Guarantors of any of their covenants or obligations in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation as it may reasonably see fit personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(u) The Trustee may conclusively rely upon any documents (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

Section 7.03 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent or any other agent of the Trustee or any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuers or any other Person in this Indenture or in the Offering Memorandum or any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency. The Trustee shall have no obligation to independently determine or verify if any Change of Control, Asset Sale, or any other event has occurred or if an Asset Sale Offer or Change of Control Offer is required to be made, or notify the Holders of any such event.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder a notice of the Default within 90 days after it occurs. Except in the case of a Default specified in Section 6.01(a)(1) or (2), the Trustee may withhold from the Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in the interest of the Holders.

Section 7.06 Limitation on Trustee’s Liability.

Except as provided in this Article, in accepting the trusts hereby created, the Trustee is acting solely as Trustee hereunder and not in its individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Issuer for payment or satisfaction thereof.

Section 7.07 Compensation and Indemnity.

(a) The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its services as shall be agreed to in writing from time to time by the Issuers, the Guarantors and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee (acting in any capacity hereunder) upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s (or any Agent’s) agents, counsel, accountants and experts. The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder), their agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, damage, claim (whether asserted by the Issuers, the Guarantors, a Holder or any other Person) or expense (including reasonable compensation and expenses and disbursements of the Trustee’s counsel and court costs), fee, or cost arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties, or in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights or powers hereunder, including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification. The Trustee or Agent, as the case maybe, shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by a Trustee or Agent, as the case maybe, to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee or Agent, as the case maybe, may have separate counsel of its selection and the Issuers shall pay the fees and expenses of such counsel reasonably acceptable to the Issuers; provided, however, that the Issuers shall not be required to pay such fees and expenses if the Issuers assume such defense unless there is a conflict of interest between the Issuers and the Trustee in connection with such defense as determined by the Trustee in consultation with counsel or if there are additional or separate defenses available to the Trustee that are not available to the Issuers and the Issuers are unable to assert any such defense on the Trustee’s behalf. Notwithstanding the foregoing, the Issuers need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through its own willful misconduct or negligence as finally adjudicated by a court of competent jurisdiction.

(b) To secure the payment obligations of the Issuers and the Guarantors hereunder, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(c) The Issuers’ obligations under this Article 7 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

(d) “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Replacement of Trustee.

(a) The Trustee may resign at any time by giving 30 days’ prior notice of such resignation to the Issuers and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or has been removed by the Holders, Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If no successor is so appointed, the Trustee, at expense of the Issuers, may petition a court of competent jurisdiction to appoint a successor. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and address of its corporate trust office. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. The retiring or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(g) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

Section 7.09 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible under this Indenture, be the successor to the Trustee. Such successor Person shall, at its own expense, execute such supplement or other documentation reasonably requested by the Issuer to evidence such successor role.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $100.0 million as set forth in its most recent annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes (and the Note Guarantees) upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Note Guarantees, as applicable, on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in Section 8.02(a)(1) and (2), and to have satisfied all of their other obligations under the Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ (and the Guarantors’) obligations in connection therewith; and

(4) this Article 8.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercise their Legal Defeasance option, the Note Guarantees in effect at such time shall automatically terminate.

(c) Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and Section 5.01(a)(4) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such enumerated Sections, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such enumerated Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such enumerated Section or by reason of any reference in any such enumerated Section to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) and 6.01(a)(4) (but, in either case, solely for failure to comply with covenants or portions thereof that are subject to Covenant Defeasance), and Sections 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and, with respect to the Issuers’ Subsidiaries, 6.01(a)(8) and 6.01(a)(9), in each case, shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, for the benefit of the Holders, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date (provided that in the case of a defeasance that occurs in connection with a redemption that is to occur on a Redemption Date pursuant to Section 3.07(a), the amount to be deposited shall be sufficient for purposes of this Indenture to the extent that the amount so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Treasury Rate as of the second Business Day immediately preceding the date of such deposit with the Trustee).

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing at the time of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (or the deposit for other Indebtedness that is concurrently being defeased, discharged, repurchased, repaid or otherwise retired or acquired) and the incurrence of any Lien in respect thereof);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar (including for a satisfaction and discharge) and substantially concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith and other than any agreement or instrument relating to any other Indebtedness being contemporaneously repaid, redeemed, repurchased, defeased or discharged); and

(6) the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Legal Defeasance or Covenant Defeasance will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the Trustee, upon request by the Issuers, shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) (which the Trustee shall not be obligated to reinvest) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, Co-Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 which, in the opinion or based on the report of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes (and any Note Guarantees) shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuers make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes (or any Note Guarantee) (and any other documents related thereto):

(1) to cure any ambiguity, omission, defect, mistake or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) (a) to reflect a change in the name or form of entity or jurisdiction of organization of any of the Issuers or any Guarantor or (b) to provide for the assumption of any Issuer’s or any Guarantor’s obligations to Holders of Notes and any Note Guarantees in accordance with Section 5.01;

(4) to make any change that would provide any additional rights or benefits (including the addition of collateral or Note Guarantees or other Guarantees of the Notes or additional covenants and including provisions relating to the release of such collateral or Guarantees or suspension or termination of such additional covenants) to the Holders or that does not adversely affect in any material respect the contractual rights under this Indenture of any such Holder;

(5) to conform the text of this Indenture, any Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;

(6) to provide for the issuance of additional Notes and related Guarantees in accordance with the limitations set forth in this Indenture, including Section 4.10;

(7) to allow any Guarantor or other entity to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; provided any such supplemental Indenture may be signed by only the Issuers, the entity providing the Guarantee and the Trustee;

(8) to release any Guarantor or another guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes; provided, however, that (a) compliance with this Indenture, as so amended, would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;

(10) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture; or

(11) to comply with the rules of any applicable securities depository.

(b) Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 12.03, the Trustee shall join with the Issuers and, subject to Section 9.01(a)(7), any new Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

(c) After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes (and any Note Guarantee) (and any documents related thereto) with the consent of the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture and the Notes (and any Note Guarantees) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.03, the Trustee shall execute such amended or supplemental indenture unless such amended or supplemental indenture directly and adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to repurchase pursuant to Section 3.09, Section 4.11 or Section 4.15 and other than provisions for effecting a redemption that do not reduce the redemption price);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes (other than provisions relating to the covenants described under Section 3.09, Section 4.11 or Section 4.15 and other than provisions specifying the notice periods for effecting a redemption);

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, Section 4.11 or Section 4.15);

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) make any change in the contractual right of any Holder expressly set forth in this Indenture (i) to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or (ii) to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10) contractually subordinate the Notes (or any related Note Guarantee) to other Indebtedness of the Issuer or any Guarantor, as applicable; or

(11) make any change in the preceding amendment and waiver provisions.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with this Indenture thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive and shall be fully protected in conclusively relying upon, in addition to the documents required by Section

12.03, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted under this Indenture, is the valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms under the laws of the State of New York and complies with the provisions hereof.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10 (including Section 10.06(a)), each Guarantor hereby, jointly and severally, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder authenticated and delivered by the Trustee and to the Trustee and Agents and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders, the Trustee or any Agent hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Issuers when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b) The Guarantors hereby agree (subject to Section 10.06(a)) that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or the Co-Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or the Co-Issuer, any right to require a proceeding first against the Issuer or the Co-Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all Obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer of the Co-Issuer for liquidation or reorganization, should the Issuer or the Co-Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s or Co-Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or this Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of a Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Note Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Note Guarantees in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Note Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance or financial assistance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state or foreign law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Note Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(i). For the avoidance of doubt, nothing in this Section 10.01(i) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of a Guarantor not constitute a fraudulent conveyance, a fraudulent transfer or financial assistance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 10.03 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer, director, general manager or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.16, the Issuer shall cause any Restricted Subsidiary that is not then a Guarantor to comply with the provisions of Section 4.16 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer or the Co-Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Note Guarantees.

(a) The Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if (a) the sale or other disposition does not violate Section 4.11 or Section 5.01 after giving effect to such transaction, such Subsidiary is no longer a guarantor of, or obligor or borrower under, any Guarantor Obligation Debt such that it would be required to continue to provide a Note Guarantee under Section 4.16;

(2) in connection with any sale or other disposition of the Capital Stock of that Guarantor after which such Guarantor is no longer a Restricted Subsidiary, if (a) the sale or other disposition does not violate the Section 4.11 or Section 5.01 and (b) after giving effect to such transaction, such Guarantor is no longer a guarantor of, or obligor or borrower under, any Guarantor Obligation Debt such that it would be required to continue to provide a Note Guarantee under Section 4.16;

(3) upon the release or discharge of that Guarantor from all Guarantees of, or Indebtedness under, the Credit Agreement and all other Guarantor Obligation Debt that required the creation of the Guarantee under Section 4.16; provided, however, that such Subsidiary is no longer a guarantor of, or obligor or borrower under, any other Guarantor Obligation Debt such that it would be required to continue to provide a Note Guarantee under Section 4.16.

(4) if the Issuers designate that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Article 8 and Article 11; or

(6) in connection with the liquidation or dissolution of that Guarantor under applicable law.

(b) At the written request of the Issuer, together with an Officer’s Certificate and an Opinion of Counsel pursuant to Section 12.03, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee. The Issuer shall provide prompt notice to the Trustee of any release of a Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of delivering a notice of redemption or otherwise or shall become due and payable within one year (or are to be called for redemption within one year) and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, or non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient (in the case where Government Securities are delivered, in the opinion or based on the report of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States delivered to the Trustee), without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption (provided that in the case of a discharge that occurs in connection with a redemption that is to occur on a Redemption Date pursuant to Section 3.07(a), the amount to be deposited shall be sufficient for purposes of this Indenture to the extent that the amount so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Treasury Rate as of the second Business Day immediately preceding the date of such deposit with the Trustee);

(2) in the case of clause 1(b) above, the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any such agreement or instrument governing any other Indebtedness being contemporaneously repaid, redeemed, repurchased, defeased or discharged from any borrowing of funds to be applied to such deposit (or the deposit for other Indebtedness that is concurrently being defeased or discharged) and the incurrence of any Lien in respect thereof) to which the Issuers or any Guarantors are a party or by which the Issuers or any Guarantors are bound;

(3) the Issuers have paid or caused to be paid all sums due and payable by the Issuers under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b) In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) The satisfaction and discharge shall be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the Trustee, upon request by the Issuers, shall execute proper instrument(s) acknowledging such satisfaction and discharge. Notwithstanding the foregoing, the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and Guarantors’ obligations in connection therewith shall survive.

Section 11.02 Application of Trust Money.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) (which the Trustee shall not be obligated to reinvest) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, the Co-Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash held in U.S. dollars or U.S. dollar-denominated Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier Guaranteeing next day delivery or (3) sent by electronic transmission in PDF format. In each case, the notice or communication shall be addressed as follows:

if to the Issuers or any Guarantor:

Five Point Operating Company, LP

25 Enterprise

Suite 300

Aliso Viejo, CA 92656

Attention: Legal Department

with a copy to:

Skadden, Arps, Slate, Meagher & Flom

300 South Grand Avenue

Suite 3400

Los Angeles, CA 90071

Fax: 213-621-5122

Email: Jonathan.Friedman@skadden.com

Michelle.Gasaway@skadden.com

Attention: Jonathan Friedman, Esq. and Michelle Gasaway, Esq.

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Municipal and Escrow Services

333 S. Grand Avenue, 5th Floor, Suite 5A

Los Angeles, CA 90071

MAC E2064-05A

Fax: 213-253-7598

Attention: Administrator - Five Point Operating Company, LP

The Issuer, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when sent, if sent by facsimile or electronic transmission (in PDF format); or five days after mailing, if mailed by first-class mail to the address above in Section 12.01(a); provided that any notice or communication delivered to the Trustee shall be deemed effective only upon receipt thereof by a Responsible Officer of the Trustee.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier Guaranteeing next day delivery to its address shown on the Note Register or by electronic delivery pursuant to applicable Depositary procedures as provided in Section 12.01(e) or by such other delivery system as either of the Trustee deem acceptable and shall be deemed to be sufficiently given if so sent within the time prescribed. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in PDF format); provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee within two Business Days, (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions and (3) receipt of such unsecured facsimile or electronic transmissions is confirmed by a Responsible Officer of the Trustee. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If the Issuers send a notice or communication to Holders, it shall deliver a copy to each of the Trustee and the Agent at the same time. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and direction to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.02 Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with (except that in the case of the authenticating and delivering of the Initial Notes, an Opinion of Counsel pursuant to this Section 12.03(2) is not required).

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.05 Rules by Trustee and Agents.

The Trustee and Agents may make reasonable rules and set reasonable requirements for their respective functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, incorporator, stockholder, member, partner or other holder of Equity Interests of the Issuers or any Guarantor, in their capacity as such and without limiting the Note Guarantees, if any, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.07 Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 Jurisdiction.

The Issuers and the Guarantors, if any, agree that any suit, action or proceeding against the Issuer, the Co-Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture and the Notes (and any Note Guarantees) may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuers and the Guarantors, if any, irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture and the Notes (and any Note Guarantees), including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers and the Guarantors, if any, agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuers or the Guarantors, as the case may be, are subject by a suit upon such judgment.

Section 12.09 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors and assigns. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .PDF shall be deemed to be their original signatures for all purposes.

Section 12.14 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Five Point Operating Company, LP

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

Five Point Capital Corp.

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Chief Financial Officer

The Shipyard Communities, LLC

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

Five Point Land, LLC

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

Five Point Communities Management, Inc.

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

[Signature Page to the Indenture]

Five Point Communities, LP

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

Five Point Heritage Fields, LLC

By:	/s/ Erik Higgins
Name: Erik Higgins
Title: Vice President

[Signature Page to the Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO

INITIAL NOTES AND ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any matter involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems clearance system or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Period” means, with respect to the Initial Notes, the period of 40 consecutive days beginning on and including the later of (a) the day on which the Initial Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

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(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.3(d)
“Exchange”	2.3(e)

“Exchange Date”	2.3(e)
“Exchange Notice”	2.3(e)
“Exchange Notice Date”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(d)
“OID Legend”	2.3(d)
“Regulation S Global Note”	2.1(b)
“Regulation S Legend”	2.3(d)
“Regulation S Notes”	2.1(a)
“Restricted Global Note”	2.3(e)
“Restricted Notes Legend”	2.3(d)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”) in the case of the Initial Notes, in each case without interest coupons and bearing the applicable Global Notes Legend and applicable Restricted Notes Legend, which shall be duly executed by the Issuers, authenticated by the Trustee, and registered in the name of the Depositary or a nominee of such Depositary, deposited on behalf of the purchasers of such Notes represented thereby with the applicable Custodian or Depositary, in each case in accordance with the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) of this Appendix A. Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.3 of this Appendix A.

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(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A, and pursuant to an Authentication Order of the Issuers, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by such Depositary or by the Custodian, or under such Global Note, and such Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Authentication Order. The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order from the Issuers (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $450,000,000, (b) subject to the terms of the Indenture, Additional Notes, and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with the Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Notes in definitive form are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

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(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to Section 2.3(b) of this Appendix A or pursuant to clause (A), (B) or (C) of this Section 2.3(a)(2), and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with (i) Rule 144A, (ii) Regulation S, (iii) Rule 144 under the Securities Act or (iv) in reliance upon any other available exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests in connection with transfers described in the immediately preceding clauses (ii), (iii) or (iv), an Opinion of Counsel, certificates or other information satisfactory to the Issuers and the Trustee as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a Person whom the transferor reasonably believes is a QIB and in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, or (B) such other certification and, in the case of transfers described in clause (A)(2) above, an Opinion of Counsel as the Issuer or the Trustee shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Issuer may issue and the Trustee shall authenticate, upon receipt of an Authentication Order of the Issuer in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

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(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of such Depositary to be credited with a beneficial interest in such Global Note or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act. Prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. If the Issuers so request in connection with transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, other than a transfer to a beneficial interest in a Rule 144A Global Note, such request for transfer shall be accompanied by an Opinion of Counsel or other evidence reasonably satisfactory to the Issuers as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor Depositary.

(d) Legends.

(i) Except as permitted by this Section 2.3(d) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO IT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL,

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STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Global Note and each Definitive Note issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the following additional legend (“OID Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER.

Each Regulation S Note shall bear the following additional legend (“Regulation S Legend”):

[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes). Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

Notwithstanding the foregoing, the Restricted Notes Legend need not appear on any Additional Note issued under an effective registration statement under the Securities Act.

(e) Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer required to bear the Restricted Notes Legend (a “Restricted Global Note”) in order to maintain compliance with the Securities Act, the Issuers shall take the necessary action such that holders of a Restricted Global note may, at the Issuers’ option, automatically exchange into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuers shall, at their option, (i) provide written notice to DTC and the Trustee at least 15 calendar days prior to the Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, (ii) provide prior written notice (the “Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Exchange Date (the “Notice Date”), which notice must include (w) the Exchange Date, (x) the section of the Indenture pursuant to which the Exchange shall occur, (y) the CUSIP or ISIN number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP or ISIN number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Issuer’s written request on no less than 5 calendar days’ notice prior to the Notice Date, the Trustee shall deliver, in the Issuers’ name and at their expense, the Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Issuers have delivered to the Trustee the information required to be included in such Exchange Notice.

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Notwithstanding anything to the contrary in this Section 2.3(e), during the 15 calendar day period prior to the Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(e) shall be permitted without the prior written consent of the Issuers. As a condition to any Exchange, the Issuers shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the effect that the Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Exchange shall be cancelled following the Exchange.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.15 and 9.04 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agents or the Registrars may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agents or the Registrars shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

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(v) The Registrars and the Trustee may request such evidence as may be reasonably requested by them to determine the identity and signatures of the transferor and the transferee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominees or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Any purported transfer of such note, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in this Section 2.3 shall be of no force and effect and shall be null and void ab initio.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuers at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days; (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; (iii) the Issuers, at their option, notify the Trustee that they elect to cause the issuance of Definitive Notes and any participant requests a Definitive Note in accordance with procedures of the Depositary procedures; or (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Issuers or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuers or the Trustee. Notwithstanding any other provisions of this

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Appendix A, in no event shall the Regulation S Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000, registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer shall within a reasonable period make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE

% Senior Notes due 2025

No. [A- ] [S- ]	[$	]

FIVE POINT OPERATING COMPANY, LP

FIVE POINT CAPITAL CORP.

promise to pay to [CEDE & CO.]2 [            ] or registered assigns the principal sum of [$            (            Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]3 [$            (            Dollars)]4 on November 15, 2025.

Interest Payment Dates: May 15 and November 15, commencing May 15, 20185

Record Dates: May 1 and November 1

[1]	Rule 144A Initial Note CUSIP/ISIN: Regulation S Initial Note CUSIP/ISIN:	33834Y AA6 / US33834YAA64 U33825 AA5 / USU33825AA54
[2]	Include in Global Notes
[3]	Include in Global Notes
[4]	Include in Definitive Notes
[5]	To be revised for Additional Notes as applicable.

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Five Point Operating Company, LP

By:
Name:
Title:

Five Point Capital Corp.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [             ] [    ], [    ]

[Reverse Side of Note]

7.875% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Five Point Operating Company, LP, a Delaware limited partnership (the “Issuer”), and Five Point Capital Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), promises to pay interest on the principal amount of this Note at 7.875% per annum from and including November 22, 20171 to but excluding the maturity date. The Issuers shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be May 15, 2018.2 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association shall act as Paying Agent and Registrar under the Indenture. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer, the Co-Issuer or any of the Restricted Subsidiaries may act as Paying Agent (except for purposes of Article 8 of the Indenture) or Registrar.

4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of November 22, 2017 (the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 7.875% Senior Notes due 2025. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.10 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single

[1]	To be revised for Additional Notes as applicable.
[2]	To be revised for Additional Notes as applicable.

class of securities under the Indenture. The terms of the Notes include those stated in the Indenture (which for greater certainty includes the right of exchange of the Notes provided in Appendix A to the Indenture, which is an express term of this Note). The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and evidence as to the signature and identity of a transferor and transferee of the Notes, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee as set forth in the applicable provisions of the Indenture.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and no reliance may be placed thereon.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Five Point Operating Company, LP

25 Enterprise

Suite 300

Aliso Viejo, CA 92656

Attention: Legal Department

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ______________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

Five Point Operating Company, LP

25 Enterprise

Suite 300

Aliso Viejo, CA 92656

Attention: Legal Department

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

This certificate relates to $            principal amount of Notes held in (check applicable space)                    book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or any of their Subsidiaries; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	under a registration statement that has been declared effective under the Securities Act; or

(4)	☐	to a person the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(5)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(6)	☐	under the exemption from registration provided by Rule 144 under the Securities Act (if available); or

(7)	☐	under any other available exemption from the registration requirements of the Securities Act,

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and/or other information satisfactory to the Issuers and the Trustee as the Issuers have requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Signature Guarantee:

Date: ______________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________________	NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.11	☐ Section 4.15
(Asset Sale Offer)	(Change of Control Offer)

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [    ], 20[    ], among [            ] (the “Guaranteeing Subsidiary”), a subsidiary of Five Point Operating Company, LP, a Delaware limited partnership (the “Issuer”), the Issuer, Five Point Capital Corp., a Delaware corporation Five Point Capital Corp. (together with the Issuer, the “Issuers”), and Wells Fargo Bank, National Association, as the Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 22, 2017, providing for the issuance of an unlimited aggregate principal amount of 7.875% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee (subject to Section 10.06(a) of the Indenture) all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. THE ISSUERS, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

B-1

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Five Point Operating Company, LP

By:
Name:
Title:

Five Point Capital Corp.

By:
Name:
Title:

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title:

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